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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Tetra Tech, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 11, 2012

DEAR TETRA TECH STOCKHOLDERS:

        You are cordially invited to attend the Annual Meeting of Stockholders of Tetra Tech, Inc., which will be held at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101, on Tuesday, February 28, 2012, at 10:00 a.m. Pacific Time.

        Details of the business to be conducted at the annual meeting are given in the Notice of Annual Meeting of Stockholders and the proxy statement.

        We use the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. Internet transmission and voting are designed to be efficient, minimize cost and conserve natural resources.

        Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the annual meeting.

        Thank you for your continued support of Tetra Tech. We look forward to seeing you at the annual meeting.

Dan L. Batrack Chairman and Chief Executive Officer

Pasadena, California

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the annual meeting, you may submit your proxy and voting instructions via the Internet, by telephone or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope. Please refer to the section entitled "Voting via the Internet, by Telephone or by Mail" on page 3 of the proxy statement for a description of these voting methods. If your shares are held by a bank or brokerage firm (your record holder) and you have not given your record holder instructions to do so, your broker will NOT be able to vote your shares with respect to any matter other than ratification of the appointment of the independent registered public accounting firm. We strongly encourage you to vote.

3475 East Foothill Boulevard
Pasadena, California 91107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 28, 2012

        The Annual Meeting of Stockholders of Tetra Tech, Inc., a Delaware corporation, will be held on Tuesday, February 28, 2012, at 10:00 a.m. Pacific Time, at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101, for the following purposes:

  (1)
  To elect seven members of our Board of Directors;

  (2)
  To vote on a nonbinding resolution regarding executive compensation;

  (3)
  To vote on the amendment of our 2005 Equity Incentive Plan to increase the number of shares of common stock issuable under the Plan by 1,000,000 shares and increase the limitation on full-value awards by 1,000,000 shares;

  (4)
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2012; and

  (5)
  To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

        These items of business are more fully described in the proxy statement. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof is January 3, 2012. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our principal executive offices at the address listed above.

        Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled "Voting via the Internet, by Telephone or by Mail," on page 3 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Janis B. Salin Senior Vice President, General Counsel and Secretary
Pasadena, California January 11, 2012

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3475 East Foothill Boulevard
Pasadena, California 91107

PROXY STATEMENT

        These proxy materials are provided in connection with the solicitation of proxies by our Board of Directors. The proxies are for use at our 2012 Annual Meeting of Stockholders, which we will hold at 10:00 a.m. Pacific Time on Tuesday, February 28, 2012, at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101. The proxies will remain valid for use at any meetings held upon adjournment of that meeting.

        The Notice of Annual Meeting, this proxy statement and our Annual Report for the fiscal year ended October 2, 2011, have been made available to all stockholders entitled to notice and to vote at the annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy soliciting material. The Annual Report is posted at the following website addresses: www.tetratech.com and www.proxyvote.com.

PURPOSE OF MEETING

        The annual meeting will be held for the following purposes:

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    To elect seven members of our Board of Directors (Proposal No. 1);

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    To vote on a nonbinding resolution regarding executive compensation (Proposal No. 2);

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    To vote on the amendment of our 2005 Equity Incentive Plan (Proposal No. 3);

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    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2012 (Proposal No. 4); and

    •
    To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

VOTING

Voting Rights

        Only stockholders of record of our common stock on January 3, 2012 (the "Record Date") will be entitled to vote at the annual meeting. Stockholders who hold shares in "street name" may vote at the annual meeting only if they hold a valid proxy from their broker. On the Record Date, there were 62,747,819 shares of common stock outstanding.

        A majority of the outstanding shares of common stock entitled to vote at the annual meeting must be present or represented by proxy at the annual meeting in order to have a quorum. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

        Each stockholder of record is entitled to one vote at the annual meeting for each share of common stock held by such stockholder on the record date. In the election of directors, each director must be elected by the vote of the holders of a majority of the votes cast for the election of directors. A majority of the votes cast means that the number of votes cast "for" a director must exceed the number of votes cast "against" that director. Stockholders may not cumulate votes in the election of directors. A properly executed proxy marked "withhold authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For Proposals 2, 3 and 4, the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "abstain" with respect to any matter, as applicable, will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

        For shares held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

        If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the Record Date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. The inspector of elections appointed for the annual meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Admission to Meeting

        You are entitled to attend the annual meeting if you were a stockholder of record or a beneficial owner of our common stock on the Record Date, or you hold a valid legal proxy for the annual meeting. If you are a stockholder of record, you may be asked to present valid picture identification, such as a driver's license or passport, for admission to the annual meeting.

        If your shares are registered in the name of a bank or brokerage firm (your record holder), you may be asked to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement, a copy of the Notice of Internet Availability of Proxy Materials or voting instruction form provided by your bank, broker or other holder of record, or other similar evidence of ownership, as well as picture identification, for admission. If you wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the annual meeting.

Recommendations of the Board of Directors

        Our Board of Directors recommends that you vote:

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  FOR each of the nominees of the Board of Directors (Proposal No. 1);

  •
  FOR the nonbinding advisory resolution regarding executive compensation (Proposal No. 2);

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  FOR the amendment of our 2005 Equity Incentive Plan (Proposal No. 3); and

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  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2012 (Proposal No. 4).

Voting via the Internet, by Telephone or by Mail

        For stockholders whose shares are registered in their own names, as an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials (described under "Internet Availability of Proxy Materials" below), the Notice provides instructions on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1); FOR the nonbinding advisory resolution regarding executive compensation (Proposal No. 2); FOR the amendment of our 2005 Equity Incentive Plan (Proposal No. 3); FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2012 (Proposal No. 4); and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

        If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive instructions from your record holder that must be followed so that your record holder may vote your shares in accordance with your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the annual meeting.

Revocation of Proxies

        You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instruction by voting in person at the annual meeting if you obtain a legal proxy as described under "Admission to Meeting" above.

INTERNET AVAILABILITY OF PROXY MATERIALS

        In accordance with Securities and Exchange Commission ("SEC") rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

        The names of persons who are nominees for director and their positions with us are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. The authorized number of directors is presently seven. Each of the current directors has been nominated for election by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee and has decided to stand for re-election.

        Proxies may not be voted for more than seven directors, and stockholders may not cumulate votes in the election of directors. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy, if any. As of the date of this proxy statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director. The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected to the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected.

        No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. The nominees do not have any family relationship among themselves or with any of our executive officers.

        The following table presents information concerning the nominees.

Name	Age	Position
Dan L. Batrack	53	Chairman, Chief Executive Officer, President, Director
Hugh M. Grant	75	Director
Patrick C. Haden	58	Director
J. Christopher Lewis	55	Presiding Director
Albert E. Smith	62	Director
J. Kenneth Thompson	60	Director
Richard H. Truly	74	Director

Board Composition, Skills and Experience

        We do not expect or intend that each director will have the same background, skills and experience. Rather, we expect that Board members will have a diverse portfolio of backgrounds, skills and experiences. One goal of this diversity is to assist the Board of Directors as a whole in its oversight and advice concerning our business and operations. Listed below are key skills and experience that we consider important for our directors to have in light of our current business and structure.

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  Senior Leadership Experience.  Directors who have served in senior leadership positions are important to us as they bring experience and perspective in analyzing, shaping and overseeing the execution of important operational and policy issues at a senior level.

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  Public Company Board Experience.  Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors; the relations of a board to the Chief Executive Officer and other management personnel; the importance of particular agenda and oversight matters; and oversight of a changing mix of strategic, operational and compliance-related matters.

  •
  Business Development and Mergers and Acquisitions (M&A) Experience.  Directors who have a background in business development and in M&A transactions can provide insight into developing and implementing strategies for growing our business through combinations with other organizations. Useful experience in this area includes analysis of the "fit" of a proposed acquisition with a company's strategy, the valuation of transactions and management's plan for integration with existing operations.

  •
  Financial Expertise.  Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising and overseeing our capital structure, financing and investing activities, financial reporting, and internal control of such activities.

  •
  Industry and Technical Expertise.  Because we are a provider of consulting, engineering, program management, construction and technical services focusing on water, natural resources, environment, infrastructure and energy, education or experience in these fields is useful in understanding our various services, the potential expansion of those services, and the market segments in which we compete.

  •
  Government Expertise.  Since approximately 43% of our revenue in fiscal 2011 was derived from U.S. federal government clients, directors who have served in government positions can provide experience and insight into working constructively with government agencies and administrators, and addressing significant public policy issues in areas related to our business and operations.

Business Experience and Qualifications of Nominees

        Mr. Batrack joined our predecessor in 1980. He has served as our Chief Executive Officer ("CEO") and a director since November 2005, and was named Chairman in January 2008. He has also served as our President since October 2008. Mr. Batrack has served in numerous capacities over the last 30 years, including project scientist, project manager, operations manager, senior vice president and president of an operating unit. He has managed complex programs for many small and Fortune 500 clients, both in the United States and internationally. Mr. Batrack holds a B.A. degree in Business Administration from the University of Washington.

        Mr. Batrack provides to the Board executive leadership and vision, together with an extensive network of client and industry relationships. His thorough knowledge of our business, strategy, people, operations, competition and financial position, as evidenced by our strong growth during his tenure as CEO, provides us with strong leadership focused on long-term performance and stockholder value.

        Mr. Grant joined our Board in January 2003. He spent approximately 38 years with Ernst & Young LLP (and its predecessor, Arthur Young & Company) where, among other things, he was Vice-Chairman and Regional Managing Partner of the Western United States, which had 2,000 employees. While at Ernst & Young, Mr. Grant served as the audit partner in charge of several large public companies, including those in the engineering and construction and defense industries. He also served on Ernst & Young's Management Committee for ten years. Mr. Grant retired from Ernst & Young in 1996. From 2000 to 2008, he served as a director of IndyMac Bancorp, Inc., the holding company for IndyMac Bank, and as a director of IndyMac Bank. He also served on IndyMac's audit, management development and compensation, corporate governance and capital committees during his tenure. Mr. Grant also serves as a director and a member of the audit/finance committees of two non-profit entities.

        Mr. Grant has an in-depth understanding of the preparation and analysis of financial statements, and is considered an "audit committee financial expert" under SEC rules, based on his lengthy experience as a certified public accountant practicing public accounting. Mr. Grant's extensive accounting and financial knowledge is an invaluable asset to the Board in its oversight of the integrity of our financial statements and the financial reporting process. In addition, he has leadership and management experience, which is complemented by his prior service as a public company outside director.

        Mr. Haden has been a member of our Board since December 1992. Since August 2010, Mr. Haden has served as the Athletic Director of the University of Southern California. From 1987 to August 2010, he was

a general partner of Riordan, Lewis & Haden ("RLH"), a Los Angeles-based private equity firm that invests in high-growth middle market enterprises. During his tenure at RLH, he was a director of several portfolio companies. Since 2009, he has served as a director and a member of the audit committee of The Apothecary Shops, an RLH portfolio company. In addition, Mr. Haden has served since 2003 as a director of TCW Strategic Income Fund, Inc., a diversified, closed-end management investment company, and The TCW Funds, a registered investment company. From 2000 to 2008, he served as a director of IndyMac Bancorp, Inc., the holding company for IndyMac Bank, and as a director of IndyMac Bank. He also served on IndyMac's strategic planning, information technology and compensation committees during his tenure. Mr. Haden also serves on the board and on various committees of several non-profit organizations.

        Mr. Haden brings to the Board his affiliation with a prestigious university, together with his demonstrated abilities in leadership, management and motivation. Through his prior relationship with RLH, he provides significant experience in finance and investment, and in M&A transactions. Mr. Haden's service as a director of a public company board brings cross-board experience. He is also an attorney.

        Mr. Lewis has been a member of our Board since February 1988. He currently serves as the Presiding Director of our Board and, as such, chairs the executive sessions of the Board meetings. Mr. Lewis co-founded RLH, and has been its Managing Director since 1982. From 1999 to 2009, he served as a director of SM&A, a provider of management consulting, proposal management and program support services. Mr. Lewis currently serves as a director, and on the audit and compensation committees, of several privately held companies, including maxIT Healthcare, Secure Mission Solutions and Silverado Senior Living.

        As a Managing Director of a private equity firm, and as a director of several companies, Mr. Lewis brings to the Board significant senior leadership, management, operational and financial experience. He has extensive experience in evaluating new business opportunities, which strengthens our ability to select strategic acquisitions. Mr. Lewis also brings experience as a public company outside director.

        Mr. Smith has been a member of our Board since May 2005. He served as Chairman from March 2006 to January 2008, after having served as Vice Chairman since September 2005. Mr. Smith is a former member of the U.S. Secretary of Defense's Defense Science Board, serving from 2002 to 2005. He was an Executive Vice President of Lockheed Martin and President of its Integrated Systems & Solutions business until 2004. From 1999 to 2003, Mr. Smith was Executive Vice President of Lockheed Martin's Space Systems Company. Prior to that, Mr. Smith was President of Government Systems at Harris Corporation. He has also worked for the Central Intelligence Agency, where he received the Intelligence Medal of Merit. Mr. Smith has served as a director of the Curtiss-Wright Corporation, a multinational provider of highly engineered products and services, and as a member of its finance and audit committees, since 2006. He has served as a director of CDI Corporation, a professional services company, and as a member of its finance and compensation committees, since 2008. Mr. Smith also served on the Board of Trustees of Aerospace Corporation from 2005 to 2007.

        Mr. Smith has significant executive, management and operational experience, including his leadership roles with us and at Lockheed Martin Corporation. He brings broad knowledge of the federal defense industry, specifically in the areas of aerospace, systems and processes, and the engineering services business. Mr. Smith has an engineering degree, which gives him a technical understanding of our business. In addition, he has experience as a director of other public companies, which positions him to provide his insights into a variety of corporate governance practices and other board functions.

        Mr. Thompson joined our Board in April 2007. Since 2000, he has been the President and Chief Executive Officer of Pacific Star Energy, LLC, a private energy investment firm. Mr. Thompson also serves as Managing Director for the Alaska Venture Capital Group, LLC, a private oil and gas exploration firm. From 1998 to 2000, he was the Executive Vice President for ARCO's Asia-Pacific Region. In this role, Mr. Thompson led ARCO's Asia-Pacific operating companies. In previous positions, Mr. Thompson was head of ARCO's oil and gas research and technology center and was responsible for global technology strategy and energy technology transfer to more than 20 countries. Mr. Thompson served in various technical and management roles at ARCO from 1974 to 2000. Mr. Thompson has served as a director of Alaska Air Group, Inc., a holding company for Alaska Airlines and Horizon Air Industries, and as a member of its governance/nominating and safety committees, since 1999. He has served as a director of Coeur d'Alene Mines Corporation, and as a member of its governance/nominating, audit and compensation committee, since 2002. Mr. Thompson has served as a director of Pioneer Natural Resources, a large independent oil and gas exploration and production company, and as a member of its governance/nominating committee, since August 2011. He also serves on the boards, and on various committees, of several non-profit organizations, including the Nature Conservancy of Alaska.

        Through Mr. Thompson's various executive positions, including the role of CEO, he brings to the Board leadership, risk management, operations, strategic planning, engineering, environmental, safety and regulatory experience. He also brings expertise in mining, our fastest growing commercial sector, and in oil and gas, in which we are expanding our environmental and process engineering practices. Mr. Thompson also has experience as a director of other public companies, which enables him to provide insights into a variety of strategic planning, compensation, finance and governance practices.

        Admiral Truly joined our Board in April 2003. He is the former Executive Vice President of Midwest Research Institute ("MRI"). Prior to joining MRI in 1997, Admiral Truly was Vice President of the Georgia Institute of Technology, and Director of the Georgia Tech Research Institute, from 1992 to 1997. From 1989 to 1992, he served as the eighth Administrator of the National Aeronautics and Space Administration ("NASA") under President George H.W. Bush, and prior to that, he had a distinguished career in the U.S. Navy and NASA, retiring from the Navy as Vice Admiral. Admiral Truly was an astronaut with NASA and piloted the Columbia, commanded the Challenger, and in 1986 led the investigation of the Challenger accident. Admiral Truly was awarded the Presidential Citizens Medal, has served on the Defense Policy Board and Army Science Board, and is a member of the National Academy of Engineering. From 2005 to 2010, he served as a director of Xcel Energy, Inc., an electric power and natural gas utility. Admiral Truly also served on Xcel's finance, governance, compensation and nominating, and nuclear environmental and safety committees during his tenure. He has served as a director of Edenspace Systems Corp., Inc., a private company, since 2005, and as a director of Suntricity Corporation, a private company, since 2011. Admiral Truly also serves on the boards, and on various committees, of several educational and non-profit organizations, including Regis University, the Colorado School of Mines and the University Corporation for Atmospheric Research.

        As a retired Vice Admiral of the U.S. Navy, Admiral Truly brings to the Board extensive knowledge of the federal government, particularly the U.S. Department of Defense. The agencies of the Department of Defense are, collectively, our largest client. As the former Administrator of NASA, one of our clients, he brings a broad understanding of NASA's structure, goals and procedures. Admiral Truly also possesses an extensive background in the engineering services business, and his engineering degree gives him a technical understanding of our business. Admiral Truly also has experience serving as a public company outside director.

Chairman Emeritus

        Dr. Li-San Hwang has served as our Chairman Emeritus since March 2006. As Chairman Emeritus, Dr. Hwang is invited to attend Board and Board committee meetings, but he does not have voting rights. Chairman Emeritus is an unpaid position; however, we reimburse Dr. Hwang for his attendance-related expenses.

        Dr. Hwang joined our predecessor in 1967 and led our acquisition of the Water Management Group of Tetra Tech, Inc., a subsidiary of Honeywell Inc., in March 1988. He served as our Chief Executive Officer from our formation until November 2005. Dr. Hwang has served as an advisor to numerous government and professional society committees and has published extensively in the field of hydrodynamics. He is a graduate of the National Taiwan University, Michigan State University and the California Institute of Technology, holding B.S., M.S. and Ph.D. degrees, respectively, in Civil Engineering, specializing in water resources.

Independent Directors

        Upon recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has determined that, as of the date of this proxy statement, each member of the Board of Directors other than Mr. Batrack is independent under the criteria established by NASDAQ for director independence. The NASDAQ criteria include various objective standards and a subjective test. A member of the Board of Directors is not considered independent under the objective standards if, for example, he is, or at any time during the past three years was, employed by us. Mr. Batrack is not independent because he is an employee.

        All members of each of our Audit, Compensation, Nominating and Corporate Governance, and Strategic Planning committees are independent directors. In addition, upon recommendation of the Nominating and Corporate Governance Committee, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership under applicable NASDAQ listing standards.

        The subjective test under NASDAQ criteria for director independence requires that each independent director not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The subjective evaluation of director independence by the Board of Directors was made in the context of the objective standards referenced above. In making its independence determinations, the Board of Directors considers the transactions and other relationships between us and each director and his or her family members and affiliated entities. The Board of Directors determined that there were no transactions or other relationships that exceeded NASDAQ objective standards and none would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Corporate Governance

        We are committed to excellence in corporate governance and maintain clear policies and practices that promote good corporate governance. Many of these policies and practices are designed to ensure compliance with the listing requirements of NASDAQ and applicable corporate governance requirements, including the following:

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    The Board has adopted clear corporate governance policies;

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    A majority of our Board members are independent of us and our management;

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    The independent members of our Board meet regularly in executive session without the presence of management;

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    All members of the Board committees are independent;

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    The charters of our Board committees clearly establish their respective roles and responsibilities;

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    We have a clear Code of Business Conduct that applies to our directors, officers and employees;

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    We have a hotline available to all employees for the anonymous submission of employee complaints, and all complaints relating to accounting, internal controls or auditing matters go directly to the Chairman of our Audit Committee;

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    Our Finance Code of Professional Conduct is a code of ethics that applies to our principal executive officer and all members of our finance department, including our principal financial officer and principal accounting officer;

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    Our internal audit control function maintains critical oversight over the key areas of our business and financial processes and controls, and reports directly to our Audit Committee; and

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    We have stock ownership guidelines for our non-employee directors and executive officers.

        Key information regarding our corporate governance initiatives can be found on our website, www.tetratech.com, including our Corporate Governance Principles, Code of Business Conduct, Finance Code of Professional Conduct, and the charter for each committee of the Board of Directors. The corporate governance page can be found by clicking on "Corporate Governance" in the Investor Relations section of our website.

Board Leadership Structure

        Our Board of Directors believes strongly in the value of an independent board of directors. Currently, all directors other than Mr. Batrack are independent. We have established a Presiding Director role with broad authority and responsibility, as described further below. The independent members of the Board also meet regularly without management, which meetings are chaired by the Presiding Director. Mr. Lewis currently serves as the Presiding Director, and Mr. Batrack currently serves as our Chairman and CEO.

        The Board believes that it should maintain flexibility to select our Chairman and board leadership structure from time to time. Our policies do not preclude the CEO from also serving as Chairman of the Board. The Board believes that it is currently in our best interest, and that of our stockholders, for Mr. Batrack to serve in both roles. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making and alignment on corporate strategy. In light of Mr. Batrack's knowledge of our company and its industry, and his experience successfully navigating us through both strong and challenging periods, his ability to speak as Chairman and CEO provides us with strong unified leadership.

        The Board believes the role of Chairman and CEO, together with the role of the Presiding Director, provides an appropriate balance in our leadership. The role given to the Presiding Director helps ensure a strong, independent and active Board.

        The Presiding Director has the following roles and responsibilities:

    •
    scheduling meetings of the independent directors;

    •
    chairing the separate meetings of the independent directors;

    •
    serving as principal liaison between the independent directors and the Chairman and CEO on sensitive issues;

    •
    communicating from time to time with the Chairman and CEO, and disseminating information to the rest of the Board of Directors as appropriate;

    •
    providing leadership to the Board of Directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict;

    •
    being available, as appropriate, for communication with stockholders; and

    •
    overseeing, with the Chairman of the Nominating and Corporate Governance Committee, the annual self-evaluation of the Board of Directors.

The Role of the Board of Directors in Risk Oversight and Management Continuity

        We believe that risk is inherent in the pursuit of long-term growth opportunities. Our management is responsible for day-to-day risk management activities. The Board of Directors, acting directly and through its committees, is responsible for the oversight of our risk management. With the oversight of the Board, we have implemented an enterprise risk management ("ERM") program with practices and policies designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase stockholder value.

        The Strategic Planning Committee is responsible for the oversight of the ERM. Our Vice President of Contract Risk Management reports the status of the ERM to the Strategic Planning Committee on a semi-annual basis. The reports address our risk management effectiveness, those projects that may significantly impact our financial condition, and any new risk issues and mitigation measures that have been implemented.

        As part of the overall risk oversight framework, other committees of the Board also oversee certain categories of risk associated with their respective areas of responsibility. For example, the Audit Committee oversees matters related to accounting and financial reporting, financial metrics and measures, liquidity and cash flow, tax and treasury, litigation and claims, and compliance with the Sarbanes-Oxley Act of 2002. The Compensation Committee oversees compensation-related risk management, as discussed further under "Compensation Committee" on page 11 and in the "Compensation Governance" portion of the Compensation Discussion and Analysis on page 30. The Nominating and Corporate Governance Committee is responsible for our Code of Business Conduct and anti-fraud measures.

        Each committee reports to the full Board on its activities. In addition, the Board participates in regular discussions among the directors and with our senior management with respect to several core subjects in which risk oversight is an inherent element, including strategy, operations, finance, mergers and acquisitions, and legal matters. The Board of Directors believes that the leadership structure described above under "Board Leadership Structure" facilitates the Board's oversight of risk management because it allows the Board, with leadership from the Presiding Director and working through its committees, including the independent Audit Committee, to participate actively in the oversight of management's actions.

        A key responsibility of the Board and our CEO is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in the company. Each year, succession planning reviews are held at each business group level, culminating in a full review of senior leadership talent by the independent directors. During this review, the CEO and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing leadership assignments.

Board Meetings and Committees

        During our fiscal year ended October 2, 2011, our Board of Directors held five meetings. During this period, all of the incumbent directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which each such director served, during the period for which each such director served. Our directors are strongly encouraged to attend the annual meeting of stockholders, and all of our directors attended last year's annual meeting.

        We have four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategic Planning Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found by clicking on "Corporate Governance," then "Board Committees" in the Investor Relations section of our website at www.tetratech.com. The members of the committees, as of the date of this proxy statement, are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Planning Committee
Hugh M. Grant	Chairman	X	X
Patrick C. Haden		X	Chairman
J. Christopher Lewis	X	X	X
Albert E. Smith		Chairman		X
J. Kenneth Thompson	X	X	X	Chairman
Richard H. Truly		X	X	X

Audit Committee

        The Audit Committee is responsible for reviewing the financial information that will be provided to stockholders and others; reviewing the system of internal controls that management has established; appointing, retaining and overseeing the performance of our independent registered public accounting firm; overseeing our accounting and financial reporting processes and the audits of our financial statements; and pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm. This committee held five meetings during fiscal 2011. Our Board has determined that Mr. Grant is an "audit committee financial expert" as defined in Item 407(d) of Regulation S-K. Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable NASDAQ listing standards.

Compensation Committee

        The Compensation Committee's basic responsibility is to review the performance and development of our management in achieving corporate goals and objectives and to assure that our senior executives are compensated effectively in a manner consistent with our strategy, competitive practice, sound corporate governance principles and stockholder interests. Toward that end, this committee oversees, reviews and administers our compensation and equity plans.

        The Compensation Committee's responsibilities and duties include an annual review and approval of our compensation strategy to ensure that it promotes stockholder interests and supports our strategic and tactical objectives, and that it provides appropriate rewards and incentives for management and employees, including a review of compensation-related risk management. During fiscal 2011, the Compensation Committee performed these oversight responsibilities and duties by, among other things, reviewing our compensation practices and policies generally, including an evaluation of the design of our executive compensation program, in light of our risk management policies and programs. Additional information regarding the Compensation Committee's risk management review appears in the "Compensation Governance" portion of the Compensation Discussion and Analysis on page 30.

        This committee held five meetings during fiscal 2011. Each member is an independent director under the applicable NASDAQ listing standards, an "outside director" as defined in Section 162(m) of the Internal Revenue Code (the "Code"), and a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

        The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers, other than input from the Audit Committee concerning the Chief Financial Officer's compensation. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the CEO, together with the Human Resources staff, present compensation and benefit proposals to the Compensation Committee. For additional information concerning the Compensation Committee's processes and procedures for consideration and determination of executive officer compensation, see the "Compensation Discussion and Analysis" section of this proxy statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning our corporate governance policies, and for recommending to the full Board candidates for election to the Board of Directors. This committee is also responsible for making recommendations to the full Board regarding the compensation of non-employee directors by means of an annual review of the market practices for non-employee directors for companies in our peer group. The Nominating and Corporate Governance Committee held four meetings during fiscal 2011. Each member is an independent director under applicable NASDAQ listing standards.

        Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors has codified the standards for directors in our Corporate Governance Principles. These Principles provide that the Nominating and Corporate Governance Committee will work with the Board to determine the appropriate characteristics, skills and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee takes into account many factors, including general understanding of business development and strategy, risk management, finance, financial reporting and other disciplines relevant to the success of a publicly traded company in today's business environment; understanding of our business and the issues affecting that business; education and professional background; personal accomplishment; and diversity. With regard to diversity, we are committed to considering candidates for the Board regardless of gender, ethnicity and national origin. Final approval of a candidate will be determined by the full Board. The Board will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The Committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director's contributions to the Board during that director's current term.

        The brief biographical description of each nominee set forth in the "Business Experience and Qualifications of Nominees" section above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board of Directors at this time.

        In recommending candidates for election to the Board of Directors, our Nominating and Corporate Governance Committee considers nominees recommended by directors, officers and others, using the same criteria to evaluate all candidates. The committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee recommends the candidate for consideration by the full Board of Directors. The committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Nominating and Corporate Governance Committee's consideration, stockholders should submit the candidate's name and qualifications to our Secretary in writing at the following address: Tetra Tech, Inc., Attn: Secretary, 3475 E. Foothill Boulevard, Pasadena, California 91107.

        When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our bylaws. In particular, for the Nominating and Corporate Governance Committee to consider a candidate recommended by a stockholder for nomination at the 2013 annual meeting, the recommendation must be delivered or mailed to and received by the Secretary at our principal executive offices on or between October 13, 2012 and November 12, 2012 (or, if the 2013 annual meeting is not held within 30 days of the anniversary of the date of the 2012 annual meeting, no later than the tenth day following the date of our public announcement of the date of the 2013 annual meeting). The recommendation must include the same information as is specified in our bylaws for stockholder nominees to be considered at an annual meeting, including the following:

    •
    The name and address of the stockholder who intends to make the nomination and of the person to be nominated;

    •
    A representation that the stockholder is a record holder of our common stock on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

    •
    A description of all arrangements or understandings between the stockholder and the nominee or any other person (naming such person) pursuant to which the nomination is to be made by the stockholder;

    •
    Information regarding the nominee that would be required to be included in our proxy statement by the rules of the SEC, including the nominee's age, business experience for the past five years and any other directorships held by the nominee, including directorships held during the past five years; and

    •
    The consent of the nominee to serve as a director if so elected.

Strategic Planning Committee

        The Strategic Planning Committee is responsible for reviewing management's long-term strategy and making a recommendation to the Board regarding that strategy; reviewing and recommending to the Board certain strategic decisions regarding our exit from existing lines of business and entry into new lines of business; reviewing acquisitions, joint ventures, investments or dispositions of businesses and assets, and the financing of these transactions; reviewing the allocation of corporate resources recommended by management, including their relationship with our long-term business objectives and strategic plans; and assessing how technology influences our business strategy and resource allocation. As previously noted, the Strategic Planning Committee is also responsible for the oversight of the ERM. This committee held two meetings during fiscal 2011. Each member of this committee is an independent director under applicable NASDAQ listing standards.

Director Compensation

        This section provides information regarding the compensation policies for non-employee directors and amounts paid and securities awarded to these directors in fiscal 2011.

        During fiscal 2011, cash fees earned by non-employee directors were as follows:

    •
    Annual retainer of $50,000 for serving on the Board of Directors for the year of Board service beginning upon election at the 2011 Annual Meeting of Stockholders;

    •
    Additional annual retainer fee of $15,000 for the Presiding Director and the Chairman of the Audit Committee;

    •
    Additional annual retainer fee of $5,000 for the Chairmen of the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategic Planning Committee;

    •
    Additional fee of $2,000 per in-person or telephonic Board meeting attended;

    •
    Additional fee of $2,000 per in-person or telephonic Audit Committee meeting attended; and

    •
    Additional fee of $1,500 per in-person or telephonic Compensation Committee, Nominating and Corporate Governance Committee or Strategic Planning Committee meeting attended.

        We also reimbursed reasonable out-of-pocket expenses incurred by directors in connection with attending meetings and performing other Board-related services.

        The following table shows the cash amounts earned by each non-employee director for his services in fiscal 2011:

Non-Employee Director	Board Member Fees	Board Meeting Fees	Committee Chair and Presiding Director Fees	Committee Meeting Fees	Total Amount Paid
Hugh M. Grant	$50,000	$10,000	$15,000	$23,500	$98,500
Patrick C. Haden	50,000	10,000	5,000	15,500	80,500
J. Christopher Lewis	50,000	10,000	15,000	23,500	98,500
Albert E. Smith	50,000	10,000	5,000	6,000	71,000
J. Kenneth Thompson	50,000	10,000	5,000	23,000	88,000
Richard H. Truly	50,000	10,000	—	16,500	76,500

        Under our 2003 Outside Director Stock Option Plan, each of our non-employee directors receives an annual option grant to purchase 8,000 shares of our common stock. On March 1, 2011, Messrs. Grant, Haden, Lewis, Smith, Thompson and Truly each received such an option at an exercise price of $22.81 per share, the fair market value (closing price) of a share of our common stock on the date of grant. Each option vests and becomes exercisable in full on the first anniversary of the grant date if the director has not ceased to be a director prior to such date. Options granted under the 2003 Outside Director Stock Option Plan have a term of ten years measured from the grant date, and vest immediately in full upon certain changes in our control or ownership or upon the optionee's death, disability or retirement while a member of the Board. Although non-employee directors are eligible to participate in our 2005 Equity Incentive Plan, they will receive option grants under only the 2003 Outside Director Stock Option Plan until the termination of that plan.

        Each of our non-employee directors also receives an annual award of 1,500 performance shares under our 2005 Equity Incentive Plan. These shares are awarded concurrently with the annual grants of performance shares to our executive officers as described in the "Compensation Discussion and Analysis" section of this proxy statement. On November 12, 2010, Messrs. Grant, Haden, Lewis, Smith, Thompson and Truly each received such an award. The performance shares vest in equal installments over three years beginning as of the award date. The number of vested shares in each installment (from 0% to 140%) is based on the average annual percentage growth in our earnings per share from the base year, using the same calculation that is used to determine the vesting of performance share awards to executive officers under the Policy. Accordingly, based on this growth formula, on November 11, 2011, (i) 100% of the third installment of the fiscal 2009 award vested; (ii) 100% of the second installment of the fiscal 2010 award vested; and (iii) 120% of the first installment of the fiscal 2011 award vested. All unvested shares will be forfeited upon a director's departure from the Board. For additional information concerning the vesting of performance shares, please refer to the "Compensation Discussion and Analysis" section of this proxy statement.

        Our non-employee directors receive no other form of remuneration, perquisites or benefits.

        In November 2010, our Board adopted stock ownership guidelines for non-employee directors. These guidelines call for each non-employee director to own shares of our common stock having a value equal to the lesser of three times the non-employee director's regular annual cash retainer or 7,000 shares, with a five-year period to attain that ownership level. Until a director's stock ownership requirement is met, the director must retain at least 75% of "gain shares" resulting from the exercise of a stock option. "Gain shares" means the total number of shares of our common stock that are being exercised, excluding shares that would have been used to satisfy minimum tax withholding obligations had the director been employed by us as a common law employee. In addition to shares of common stock, vested but unexercised stock options and vested performance shares count in determining stock ownership for purposes of the guidelines. The failure to comply with the stock ownership guidelines will result in the director being required to use one-third of any net annual retainer to purchase shares of our stock. As of November 2010, all of our non-employee directors met the stock ownership guidelines.

        The following table provides information as to compensation for services of our non-employee directors during fiscal 2011:

Director Compensation

Non-Employee Director	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Performance Share Awards ($)(2)	Total ($)
Hugh M. Grant	$98,500	$71,520	$35,220	$205,240
Patrick C. Haden	80,500	71,520	35,220	187,240
J. Christopher Lewis	98,500	71,520	35,220	205,240
Albert E. Smith	71,000	71,520	35,220	177,740
J. Kenneth Thompson	88,000	71,520	35,220	194,740
Richard H. Truly	76,500	71,520	35,220	183,240

(1)
The amounts in the Option Awards column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, of stock option awards issued pursuant to the 2003 Outside Director Stock Option Plan. The grant date fair value of the stock option awards granted on March 1, 2011 to each non-employee director was $8.94 per share. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of stock options held by each non-employee director as of October 2, 2011, see the column "Stock Options Outstanding" in the table below.

(2)
The amounts in the Performance Share Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of performance share awards under the 2005 Equity Incentive Plan. The grant date fair value of these awards is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date. The grant date fair value of the performance share awards granted on November 12, 2010 to each non-employee director was $23.48 per share. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of unvested performance shares held by each non-employee director as of October 2, 2011, see the column "Unvested Performance Shares Outstanding" in the table below.

        Each of the non-employee directors owned the following number of stock options and unvested performance shares as of October 2, 2011.

Non-Employee Director	Stock Options Outstanding	Unvested Performance Shares Outstanding
Hugh M. Grant	64,000	3,000
Patrick C. Haden	40,000	3,000
J. Christopher Lewis	77,960	3,000
Albert E. Smith	67,917	3,000
J. Kenneth Thompson	34,500	3,000
Richard H. Truly	48,000	3,000

Stockholder Communications with the Board of Directors

        Stockholders may communicate with our Board of Directors through our Secretary by sending an email to bod@tetratech.com or by writing to the following address: Board of Directors, c/o Secretary, Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107. Stockholders also may communicate with our Compensation Committee through our Secretary by sending an email to compensationcommittee@tetratech.com, or by writing to the following address: Compensation Committee, c/o Secretary, Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107. Our Secretary will forward all correspondence to the Board of Directors or the Compensation Committee, except for spam, junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Recommendation of the Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the election of each of the nominees listed in this proxy statement.

 PROPOSAL NO. 2

NONBINDING VOTE ON EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), stockholders are entitled to cast an advisory vote to approve the compensation of our named executive officers. Pursuant to the vote of our stockholders at the 2011 annual meeting, this opportunity will be given to our stockholders annually. In accordance with the Dodd-Frank Act, the stockholder vote is an advisory vote only and is not binding on us or our Board of Directors. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinion of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

        Executive compensation is an important matter for our stockholders. The core of our executive compensation philosophy and practice continues to be to pay for performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead us successfully in a competitive environment. We urge you to read the Compensation Discussion and Analysis ("CD&A"), the compensation tables and the narrative discussion set forth on pages 30 to 58 of this proxy statement for additional details on our executive compensation program, including our compensation philosophy and objectives and the fiscal 2011 compensation of the named executive officers.

        The compensation of our named executive officers is consistent with our pay for performance philosophy as follows:

    •
    The weighting among the three major components of executive officer compensation is structured toward variable cash incentive awards and long-term equity-based incentives, such that 60% or more of the aggregate value of these components for each named executive officer for fiscal 2011 is variable compensation.

    •
    Each executive officer's variable cash incentive award is based on the achievement of financial performance goals over a one-year period. In addition, a significant portion of the long-term equity incentive awards consists of performance shares that vest in equal annual installments over a three-year performance period, with vesting based on the growth in our fully diluted earnings per share.

    •
    For fiscal 2011, our corporate performance compared to our peer group was in the 83rd percentile, while the realizable total direct compensation of our Chief Executive Officer and other named executive officers was in the 15th percentile and 17th percentile, respectively, compared to the peer group.

    •
    Our compensation program does not include any poor or problematic pay practices.

        We are asking stockholders to vote on the following resolution:

        "RESOLVED, that Tetra Tech's stockholders approve, on an advisory basis, the compensation of Tetra Tech's named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, including the CD&A, the compensation tables and narrative discussion."

Vote Required

        The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR approval of the non-binding advisory resolution regarding executive compensation.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT OF THE 2005 EQUITY INCENTIVE PLAN

        We are requesting that stockholders approve the amendment of the Tetra Tech, Inc. 2005 Equity Incentive Plan (the "EIP") to increase by 1,000,000 the number of shares reserved for issuance, and increase the limitation on full-value awards from 1,000,000 to 2,000,000 shares. This amendment was approved by the Board of Directors in November 2011, subject to stockholder approval. A copy of the EIP is attached to this proxy statement as Appendix A. The description of the EIP set forth below is a summary and is qualified by reference to the complete text of the EIP.

General

        In March 2006, our stockholders originally approved the adoption of the EIP and a share reserve of 3,000,000 shares plus the remaining shares under our 2002 Stock Option Plan. The EIP amended, restated and renamed the 2002 Stock Option Plan. In February 2009 and March 2011, our stockholders approved amendments to the EIP to add an aggregate of 5,000,000 shares.

        In November 2011, our Compensation Committee determined that it was in the best interests of Tetra Tech and our employees to transition from stock option grants to restricted stock unit ("RSU") awards to employees below the executive officer level. Our executive officers continued to receive a combination of stock options and performance-based performance shares as described in the CD&A. The Compensation Committee made this determination for the following principal reasons:

  •
  More predictable value to employees—RSUs provide a more predictable value to employees than do stock options. Therefore, they are efficient tools in recruiting, retaining and motivating employees, while also serving as an incentive to increase the value of our common stock;

  •
  More efficient use of share reserves—RSUs are more efficient with respect to the use of our share reserves. Because each RSU has a higher value than a stock option as a result of not having an exercise price, fewer shares of common stock are needed to provide a retention and incentive value similar to stock options; and

  •
  Greater ownership interest—As the RSUs vest, they will enable our employees to earn actual shares of our stock rather than the right to purchase stock.

        In light of the decision to transition to RSUs, on November 7, 2011 the Board of Directors approved an amendment of the EIP to increase by 1,000,000 the number of shares reserved for issuance, and increase the limitation on full-value awards from 1,000,000 to 2,000,000 shares. We are requesting that stockholders approve these amendments of the EIP because:

    •
    Additional shares are necessary to attract new employees and executives, including those employees and executives of prospective acquisitions;

    •
    Additional shares are needed to further the goal of retaining and motivating existing personnel;

    •
    The equity awards are integral components of our compensation policy; and

    •
    The increase in the full-value award pool will allow us to implement in future years the above-described transition to RSUs.

        Our Board of Directors has adopted guidelines with respect to awards under the EIP that are set forth in our Executive Compensation Policy (the "Policy"). Under those guidelines:

    •
    The grants of stock options and awards of performance shares in a fiscal year should not exceed 2% of the outstanding shares of our common stock as of the last business day of the prior fiscal year, although the Compensation Committee has discretion to increase this amount in the event of special circumstances, such as an acquisition;

    •
    A reserve of at least 10% of the shares available for distribution each fiscal year will be held outside the normal annual distribution for special needs such as hiring and retention that occur during that year; and

    •
    The grants of stock options and awards of performance shares to executive officers in a fiscal year should not exceed 0.9% of the outstanding shares of our common stock as of the last day of the prior fiscal year.

        Our Compensation Committee typically grants stock option grants and awards performance shares/RSUs in November of each year, following the completion of our fiscal year and the review of our performance. The following grants and awards were made in 2009, 2010 and 2011:

	November 2009		November 2010		November 2011
	Options	Performance Shares	Options	Performance Shares	Options	Performance Shares/RSUs
Executive Officers and Non-Employee Directors*	304,024	88,258	357,249	84,606	407,249	105,567
Other Employees	728,200	—	655,600	—	—	181,348

Total	1,032,224	88,258	1,012,849	84,606	407,249	286,915

*
All performance shares awarded to executive officers and non-employee directors are performance-based. As indicated under "Director Compensation" above, non-employee directors receive performance share awards under the EIP, but receive stock option grants under the 2003 Outside Director Stock Option Plan.

        The awards to employees below the executive officer level demonstrate our strong commitment to align not just executive compensation, but employee compensation generally, with our long-term stock performance and stockholders' interests. As of September 25, 2009, October 1, 2010 and September 30, 2011, the last business day of each of the last three fiscal years, the number of outstanding shares of common stock was 61,257,264, 61,754,905 and 62,495,307, respectively.

        The 1,000,000 shares to be added to the EIP pursuant to the amendment of the EIP, in combination with the remaining authorized shares and shares added back into the plan from forfeitures, is expected to satisfy our equity compensation needs through the November 2015 grants.

        The EIP as amended continues to contain the following important features:

    •
    Repricing of stock options is prohibited unless stockholder approval is obtained;

    •
    Stock options and stock appreciation rights ("SARs") must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant;

    •
    The maximum term of stock options and SARs is eight years;

    •
    The EIP has a fixed number of shares authorized for issuance. It is not an "evergreen" plan;

    •
    No more than 2,000,000 shares in the aggregate may be awarded as performance shares, RSUs, unrestricted grants of shares or other full-value awards;

    •
    The period of restriction for performance shares and RSUs, if time-based, may not be less than three years and, if based on performance objectives, may not be less than one year; and

    •
    The EIP is intended to restrict the "recycling" of shares, so shares exchanged or withheld to pay the purchase or exercise price of an award or to satisfy tax withholding obligations count against the numerical limits of the EIP.

        As of January 3, 2012, the fair market value of a share of our common stock was $22.02.

 Share Reserve

Shares originally authorized under the EIP (3,000,000 plus remaining shares under the 2002 Stock Option Plan) on March 6, 2006 (adoption date)	3,586,216
Shares added by 2008 and 2010 amendments of the EIP	+5,000,000
Shares granted (less available cancellations) and shares expired from March 6, 2006 through December 1, 2011 under the EIP	-5,870,478

Remaining shares available for grant as of December 1, 2011 (and estimated to be available on February 28, 2012) under the EIP	2,715,738
Shares being requested by November 7, 2011 amendment of the EIP	+1,000,000

Total shares available for grant under the EIP (as amended on November 7, 2011)	3,715,738

        As of the end of fiscal 2011, we had 5,579,715 options outstanding with a weighted average exercise price of $20.93 and a weighted average remaining contractual term of 4.6 years.

        If the amendment of the EIP is approved, the aggregate number of shares of our common stock that will be available for issuance under the EIP would increase to 3,715,738 shares, based on the estimates set forth above. If awards granted under the EIP are forfeited or terminate before being exercised, then the shares underlying those awards will again become available for awards under the EIP.

        As indicated above, no more than 2,000,000 shares in the aggregate may be awarded as performance shares, RSUs, unrestricted grants of shares or other full-value awards under the EIP. No participant in the EIP may be granted awards during any fiscal year with respect to more than 1,000,000 shares.

        In the event of any dividend or distribution payable in shares, or any stock split, reverse stock split, combination or reclassification of shares, the Compensation Committee will make appropriate adjustments to the number of shares and kind of shares or securities issuable under the EIP (on both an aggregate and per-participant basis). In addition, appropriate adjustments will be made to each outstanding award, to the award limit set forth in the preceding paragraph, and to the exercise price of outstanding options and stock appreciation rights.

Administration

        The Compensation Committee administers the EIP, and has complete discretion, subject to the provisions of the EIP, to select the employees and other participants to receive awards under the EIP, and determine the type, size and terms of the awards to be made to each individual selected. The Compensation Committee will also determine the time when the awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting.

Eligibility and Types of Awards under the EIP

        The EIP permits the granting of stock options, performance shares, RSUs and SARs. Our employees (including employee directors and executive officers), non-employee directors and consultants are eligible to participate in the EIP. As of December 1, 2011, approximately 13,000 employees (including employee directors and executive officers) and six non-employee directors were eligible to participate in the EIP.

Options

        The Compensation Committee may grant nonqualified stock options or incentive stock options under the EIP, and may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Unless otherwise provided by the Compensation Committee, stock options become exercisable in four equal annual installments commencing on the first anniversary of the date of grant, provided that the recipient's service has not terminated. The stock option exercise price is established by the Compensation Committee and must be at least 100% of the per share fair market value of our common stock on the date of grant. Repricing of stock options is prohibited unless stockholder approval is obtained. Unless the Compensation Committee provides for earlier expiration, stock options will expire eight years after the date of grant. Unless otherwise provided by the Compensation Committee, unvested stock options will expire upon termination of the optionee's service with us, and vested stock options will expire three months following a termination for any reason other than death or disability, and 12 months following a termination for death or disability.

        The exercise price must be paid at the time the shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of a stock option may be made in cash, by surrendering or attesting to previously acquired shares of our common stock, or by any other method that the Compensation Committee deems appropriate.

Restricted Stock

        The Compensation Committee may award shares of restricted stock under the EIP and determine the number of shares associated with each award. Unless otherwise determined by the Compensation Committee, participants are not required to pay any consideration to us at the time of award. The Compensation Committee may determine the number of shares covered by each performance share award, and may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions ("performance shares"). The period of restriction, if time-based, may not be less than three years, and if performance-based, may not be less than one year. When the award conditions are satisfied, then the participant is vested in the shares and has complete ownership of the shares. If a participant's termination of service occurs before the end of the period of restriction, or any performance objectives are not achieved by the end of the applicable measurement period, then we have the right to require forfeiture of such shares if issued at no cost or to repurchase unvested shares from the participant at their original issuance price or other stated or formula price.

RSUs

        The Compensation Committee may award RSUs under the EIP. Participants are not required to pay any consideration to us at the time of grant of a RSU. The Compensation Committee may determine the number of shares covered by each RSU award, and may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The period of restriction, if time-based, may not be less than three years and, if performance-based, may not be less than one year. When the participant satisfies the vesting conditions of the RSU award, we will deliver to the participant the number of shares specified in the award, or cash equal to the fair market value of the underlying shares, to settle the vested RSUs. If a participant's termination of service occurs before the end of the period of restriction, or any performance objectives are not achieved by the end of the applicable measurement period, then the RSUs granted under the award will be forfeited.

SARs

        The Compensation Committee may grant SARs under the EIP, and determine the number of shares covered by each SAR. The Compensation Committee may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Unless otherwise provided by the Compensation Committee, SARs become exercisable in four equal annual installments commencing on the first anniversary of the date of grant, provided that the recipient's service has not terminated. The SAR base price is established by the Compensation Committee and must be at least 100% of the per share fair market value of our common stock on the date of grant. Unless the Compensation Committee provides for earlier expiration, SARs will expire eight years after the date of grant. Unless otherwise provided by the Compensation Committee, unvested SARs will expire upon termination of the participant's service with us and vested SARs will expire three months following a termination for any reason other than death or disability, and 12 months following a termination for death or disability.

        Upon exercise of a SAR, the participant will receive payment from us in an amount determined by multiplying (a) the difference between (i) the fair market value of a share on the date of exercise and

(ii) the exercise price times (b) the number of shares with respect to which the SAR is exercised. SARs must be paid in shares of our common stock.

Performance Goals

        Awards under the EIP may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Section 162(m) of the Internal Revenue Code ("Section 162(m)") for awards intended to qualify as "performance-based compensation" thereunder. To the extent that performance conditions under the EIP are applied to awards intended to qualify as performance-based compensation under Section 162(m), such performance conditions must utilize one or more objective measurable performance goals as determined by the Compensation Committee based upon one or more factors, including, but not limited to: (i) achieving a target level of revenue and/or revenue, net of subcontractor costs; (ii) achieving a target level of income from operations; (iii) achieving a target level of net income; (iv) achieving a target level of earnings per share; (v) achieving a target return on our capital, assets or stockholders' equity; (vi) maintaining or achieving a target level of appreciation in our stock price; (vii) achieving or maintaining a stock price that meets or exceeds the performance of stock market indices or other benchmarks; (viii) achieving a level of stock price, earnings or income performance that meets or exceeds performance in comparable areas of peer companies; (ix) achieving specified cost reductions; (x) achieving improvements in collection of outstanding accounts receivable or reductions in write-offs; (xi) achieving a target days sales outstanding level; and (xii) achieving a target level of cash flow from operations.

Change in Control

        Unless otherwise provided in the applicable award agreement, outstanding stock options, performance shares, RSUs and SARs will vest and become immediately exercisable or payable in full in the event of a change in control, which generally consists of one or more of the following events:

    •
    An acquisition by any person of beneficial ownership of securities representing 50% or more of the combined voting power of our voting securities (on one date or during any 12-month period);

    •
    The consummation of a merger, reorganization or consolidation, if our stockholders (together with any trustee or fiduciary acquiring securities under any benefit plan) do not own more than 50% of the combined voting power of the merged company's then-outstanding securities (other than a recapitalization in which no person acquires more than 50% of the combined voting power of our outstanding securities);

    •
    During any two consecutive years, individuals who at the beginning of such period constitute the board cease to constitute at least a majority of the board (excluding any board member whose appointment is approved by at least a majority of the then-incumbent directors, other than in connection with an actual or threatened proxy contest); or

    •
    A sale of all or substantially all of our assets (other than a sale to an entity in which our stockholders own 50% or more of the voting securities of such entity).

Amendment and Termination

        The Board of Directors may amend the EIP at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent stockholder approval is required by applicable laws, regulations or rules. The EIP will terminate on the earliest to occur of (i) the date that is ten years after our stockholders approve the EIP; (ii) the date on which all shares available for issuance under the EIP have been issued as fully vested shares; or (iii) the date determined by the Board. The termination or amendment of the EIP will not impair the rights or obligations of any participant under any award previously made under the EIP without the participant's consent.

 New Plan Benefits

        All awards to directors, executive officers, employees and consultants are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the amended EIP are not determinable at this time. The following table is for illustrative purposes only and provides certain summary information concerning equity awards made in fiscal 2011.

Name and Principal Position	Number of Options Granted	Average Per Share Exercise Price of Options ($)	Number of Performance Shares Granted
Dan L. Batrack Chairman, Chief Executive Officer and President	100,000	23.48	25,000
Steven M. Burdick Executive Vice President and Chief Financial Officer	16,750	23.48	3,300
James R. Pagenkopf Executive Vice President and President of Engineering and Consulting Services	32,244	23.48	6,451
Douglas G. Smith Executive Vice President and President of Engineering and Architecture Services	20,431	23.48	4,087
Ronald J. Chu Executive Vice President and President of Technical Support Services	32,951	23.48	6,592
Executive Officer Group	309,249	23.48	75,606
Non-Employee Director Group	48,000	22.81	9,000
Non-Executive Officer Employee Group	655,600	23.48	—

Federal Income Tax Consequences

        The following is a brief summary of the federal income tax consequences applicable to awards granted under the EIP based on federal income tax laws in effect on the date of this proxy statement.

        This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Internal Revenue Code Section 409A) or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of awards granted under the EIP.

        A recipient of a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonstatutory stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

        The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally required period (currently two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.

        For stock grant awards, unless vested or the participant elects to be taxed at the time of grant, the participant will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

        A participant is not deemed to receive any taxable income at the time an award of RSUs is granted. When vested RSUs (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such RSUs (if any).

        At the discretion of the Compensation Committee, the EIP allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering to us already-owned shares of our common stock.

        If the participant is an employee or former employee, the amount the participant recognizes as ordinary income in connection with an award is subject to withholding taxes (generally not applicable to incentive stock options) and we are allowed a tax deduction equal to the amount of ordinary income recognized by the participant, provided that Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to certain employees under Section 162(m).

Equity Compensation Plan Information

        The following table provides information as of October 2, 2011 with respect to the shares of our common stock that may be issued under our existing equity compensation plans under which awards may be granted. All of our existing plans have been approved by our stockholders. All of our employees are eligible to participate in the Employee Stock Purchase Plan (the "ESPP") and the EIP.

	A	B	C
	Number of Securities to be Issued Upon Exercise of Outstanding Options(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(2)	5,579,715	$20.93	4,948,440	(3)

(1)
Excludes purchase rights under our ESPP for the purchase right period that commenced on January 1, 2011 and ended on December 31, 2011.

(2)
Consists of the EIP, the 2003 Outside Director Stock Option Plan and the ESPP. Does not include shares we are proposing to add to the EIP pursuant to Proposal No. 3.

(3)
As of October 2, 2011, an aggregate of 3,428,160, 22,000 and 1,498,280 shares of common stock were available for issuance under the EIP, the 2003 Outside Director Stock Option Plan and the ESPP, respectively. As of fiscal 2011 year end, only 528,403 of these shares remained available for full-value awards.

Vote Required

        The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the approval of the amendment of the Tetra Tech, Inc. 2005 Equity Incentive Plan.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        We are asking our stockholders to ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2012. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

        PricewaterhouseCoopers LLP has audited our consolidated financial statements annually since fiscal year 2004. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The following is a summary of the fees billed or expected to be billed to us by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended October 2, 2011 and October 3, 2010.

Fee Category	Fiscal 2011 Fees	Fiscal 2010 Fees
Audit Fees	$2,528,000	$2,135,861
Audit-Related Fees	—	—
Tax Fees	833,483	722,540
All Other Fees	3,600	3,000

Total Fees	$3,365,083	$2,861,401

        Audit Fees.    Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and our internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports, and for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or other engagements.

        Audit-Related Fees.    In fiscal 2011 and 2010, there were no audit-related fees.

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice, tax planning and tax returns. These services include assistance regarding federal, state and international tax compliance; assistance with tax reporting requirements, tax returns and audit compliance; mergers and acquisitions tax compliance; and tax advice on international and state tax matters. None of these services were provided under contingent fee arrangements.

        All Other Fees.    These fees were associated with an annual license fee for software used by management in performing technical research.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, subject to limited discretionary authority granted to our CEO. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

        The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2012.

OWNERSHIP OF SECURITIES

        The following table sets forth information known to us with respect to beneficial ownership of our common stock at December 1, 2011 by:

    •
    All those persons known by us to own beneficially 5% or more of our common stock;

    •
    Each director and nominee;

    •
    Our CEO, Chief Financial Officer ("CFO") and the three most highly compensated executive officers (other than the CEO and CFO) named in the table entitled "Summary Compensation Table" below (the "NEOs"); and

    •
    All directors and executive officers as a group.

        Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of December 1, 2011 includes shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2011, including, but not limited to, upon the exercise of options. References to options in the footnotes of the table below include only options to purchase shares that were exercisable on or within 60 days after December 1, 2011. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 62,675,753 shares of common stock outstanding on December 1, 2011 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2011. Unless otherwise stated, the business address of each of our directors, nominees and executive officers listed in the table below is c/o Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned
BlackRock, Inc.(1)	4,997,829	8.0
Baron Capital Group, Inc.(2)	4,669,052	7.4
Invesco Ltd.(3)	4,050,923	6.5
Dan L. Batrack(4)	360,856	*
Steven M. Burdick(5)	102,717	*
Ronald J. Chu(6)	76,225	*
Hugh M. Grant(7)	63,600	*
Patrick C. Haden(8)	37,800	*
J. Christopher Lewis(9)	106,078	*
James R. Pagenkopf(10)	94,243	*
Albert E. Smith(11)	88,374	*
Douglas G. Smith(12)	97,907	*
J. Kenneth Thompson(13)	35,100	*
Richard H. Truly(14)	47,600	*
All directors and executive officers as a group (19 persons)(15)	1,985,336	3.2

*
Less than 1%

(1)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 1), dated as of January 21, 2011, filed by BlackRock, Inc., whose address is 40 East 52nd Street, New York, New York 10022.

(2)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 1), dated as of February 14, 2011, jointly filed by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron. The address of these entities and Mr. Baron is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

(3)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G/A (Amendment No. 4), dated as of February 7, 2011, jointly filed by Invesco PowerShares Capital Management, Invesco Advisors, Inc., Van Kampen Asset Management, and Stein Roe Investment Counsel, Inc. The address of these entities is 1555 Peachtree Street NE, Atlanta, Georgia 30309.

(4)
Includes options to purchase 230,163 shares.

(5)
Includes options to purchase 83,627 shares.

(6)
Includes options to purchase 56,258 shares.

(7)
Includes options to purchase 56,000 shares.

(8)
Includes options to purchase 32,000 shares. The business address of Mr. Haden is c/o University of Southern California Athletic Department, Heritage Hall 203A, 3501 Watt Way, Los Angeles, California 90089.

(9)
Includes options to purchase 69,960 shares. The business address of Mr. Lewis is c/o Riordan, Lewis & Haden, 10900 Wilshire Boulevard, Suite 850, Los Angeles, California 90024.

(10)
Includes options to purchase 43,561 shares.

(11)
Includes options to purchase 59,917 shares.

(12)
Includes options to purchase 54,403 shares.

(13)
Includes options to purchase 26,500 shares. The business address of Mr. Thompson is 1120 Huffman Rd., Suite 24 PMB203, Anchorage, Alaska 99515.

(14)
Includes options to purchase 40,000 shares.

(15)
Includes options to purchase 1,426,022 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all Section 16(a) forms they file. Based solely on our review of these forms and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2011.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Introduction

        The following discussion describes and analyzes Tetra Tech's compensation program for its NEOs. Tetra Tech's NEOs for fiscal 2011 are the CEO, the CFO and the three most highly compensated executive officers (other than the CEO and CFO) who were serving as executive officers at the end of fiscal 2011. The NEOs are Dan L. Batrack, Chairman and CEO; Steven M. Burdick, Executive Vice President and CFO; and three Group Presidents: James R. Pagenkopf, Executive Vice President and President of Engineering and Consulting Services ("ECS"); Douglas G. Smith, Executive Vice President and President of Engineering and Architecture Services ("EAS"); and Ronald J. Chu, Executive Vice President and President of Technical Support Services ("TSS").

        In this Compensation Discussion and Analysis ("CD&A"), we first provide an Executive Summary with highlights of the CD&A. Next, we cover Tetra Tech's Compensation Philosophy and Objectives and the Pay for Performance Analysis. We then discuss the Compensation Process the Compensation Committee follows in deciding how to compensate Tetra Tech's NEOs, and provide a brief overview of the Compensation Components and Targets of Tetra Tech's compensation program. Finally, we engage in a detailed discussion and analysis of the Compensation Committee's specific decisions about the NEOs' Fiscal 2011 Compensation, and summarize the Compensation Committee's November 2011 decisions regarding Fiscal 2012 Compensation.

Executive Summary

  •
  Executive Compensation Philosophy; Pay Reflects Performance.  Tetra Tech's executive officers are compensated in a manner consistent with Tetra Tech's strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. As discussed in greater detail below, each NEO's variable cash incentive award is based on the achievement of financial performance goals over a one-year period. In addition, a significant portion of the long-term equity incentive awards consist of performance shares that vest in annual installments over a three-year performance period, with vesting based on the growth in Tetra Tech's fully diluted earnings per share.

  •
  Compensation Governance.  The core of Tetra Tech's executive compensation philosophy continues to be pay for performance, and the framework includes the compensation governance features discussed below:

  •
  Tetra Tech's executive officers have no employment agreements. In addition, there are no guaranteed bonuses, special pension arrangements, matching contributions or preferential or above-market interest on deferred compensation, or special severance arrangements, other than change in control agreements described in the "Potential Payments Upon Termination or Change in Control" section of this proxy statement. Further, the executive officers have limited perquisites.

  •
  The CEO has been compensated below the median of Tetra Tech's peer group since he started serving as CEO in 2005.

  •
  Tetra Tech's Compensation Committee is comprised solely of independent directors that, as noted in the "Stockholder Communications with the Board of Directors" section of this proxy statement, have established effective means for communicating with stockholders regarding their executive compensation ideas and concerns.

    •
    The Compensation Committee's independent compensation consultant, Towers Watson, is retained by the Committee to review executive compensation, and performs no other consulting or other services for Tetra Tech.

    •
    The Compensation Committee's review and approval of Tetra Tech's compensation strategy includes a review of compensation-related risk management. In this regard, the Committee reviews Tetra Tech's compensation programs, including the annual variable cash incentive plan and the long-term, equity-based incentive awards. The Committee does not believe that this compensation program creates risks that are reasonably likely to have a material adverse effect on Tetra Tech.

        Tetra Tech's compensation philosophy and related governance features are complemented by several specific elements designed to align Tetra Tech's executive compensation with long-term stockholder interests, including:

    •
    stock ownership guidelines for Tetra Tech's non-employee directors and executive officers, as described further on pages 15 and 35, respectively;

    •
    a cap, as a percentage of base salary, of 202% for the CEO bonus and 126% for the CFO and each Group President bonus, under the annual variable cash incentive plan; and

    •
    prohibitions on executive officers engaging in any speculative transactions in Tetra Tech securities, including engaging in short sales, put options, call options or other derivative securities, engaging in any other forms of hedging transactions, holding Tetra Tech's securities in a margin account or pledging Tetra Tech securities as collateral for a loan.

  •
  Tetra Tech's Fiscal 2011 Financial Performance and Executive Compensation.

        Tetra Tech reported record results in fiscal 2011 despite continuing challenges for the markets in which Tetra Tech operates. The following is a summary of Tetra Tech's financial performance in fiscal 2011 as compared to fiscal 2010.

	Fiscal 2011	Fiscal 2010	% Change
Revenue	$2,573,144	$2,201,232	16.9
Revenue, net of subcontractor costs	1,792,327	1,460,230	22.7
Operating income	146,422	124,474	17.6
Cash flow from operating activities	131,623	106,842	23.2
Diluted earnings per share	1.43	1.24	15.3

        In addition, backlog at the end of fiscal 2011 increased by 5.2% from the end of fiscal 2010.

        Set forth below are tables that display each NEO's variable cash incentive compensation, base salary, long-term equity incentive compensation, and total direct compensation (annual base salary, variable cash incentive and long-term equity incentive amounts) for fiscal 2011 as compared to fiscal 2010.

        Tetra Tech's variable cash incentive awards for the NEOs are determined and paid under its Executive Compensation Plan ("ECP") and the related Policy, which are consistent with Tetra Tech's core philosophy to pay for performance. For executive officers other than the Group Presidents, including the CEO and CFO, cash incentive awards are based on Tetra Tech's overall performance in the fiscal year, together with the executive officer's individual performance. For Group Presidents, these awards are based upon the performance of each officer's respective business group, together with that officer's individual performance. For the corporate or group component, as applicable, the awards are determined by comparing performance to target, and by comparing the targets to the previous year's actual results, in four categories: (i) gross revenue; (ii) operating income; (iii) cash flow; and (iv) backlog. The method of calculation is specifically described on page 38. Variable cash incentive awards for fiscal 2011 under the ECP and the Policy for the NEOs other than the CEO ranged from 89% to 100% of the NEO's annual base salary, while the target for each such officer was 75% of base salary. For the CEO, the award was 161% of his annual base salary, while his target was 120% of base salary.

        With respect to equity incentive awards in fiscal 2011, Tetra Tech granted stock options and awarded performance shares to the NEOs. The stock options had time-based vesting at the rate of 25% per year and no performance conditions. The vesting of the performance shares is solely based on performance, as described below. As in prior years, the Compensation Committee believed that for fiscal 2011, the combination of approximately 2/3 time-based stock options and 1/3 performance shares offered a total long-term equity incentive opportunity aligned with stockholder interests, with the appropriate balance of risk, performance and retention.

Financial Performance for Fiscal 2011 Compared to Fiscal 2010

        The tables below set forth the financial metrics used for determining the variable cash incentive awards for fiscal 2011 as compared to fiscal 2010. Tetra Tech does not disclose backlog targets for its business groups. As noted above, the CEO and CFO awards are based on the overall Tetra Tech results, and Group President awards are based on the results of their respective business groups. The results shown below include the impact of acquisitions in the respective fiscal year.

	Tetra Tech
	Fiscal 2011	Fiscal 2010
Gross Revenue	$2,573,144	$2,201,232
% of Target	103	92
Operating Income	146,422	124,474
% of Target	105	93
Cash Flow	131,623	106,842
% of Target	132	134
Backlog	1,950,094	1,853,660
% of Target	93	109

	ECS
	Fiscal 2011	Fiscal 2010
Gross Revenue	$1,107,994	$730,425
% of Target	113	107
Operating Income	100,790	60,810
% of Target	116	110
Cash Flow	104,602	61,530
% of Target	119	110

	EAS
	Fiscal 2011	Fiscal 2010
Gross Revenue	$308,112	$294,112
% of Target	96	102
Operating Income	22,597	12,194
% of Target	120	80
Cash Flow	23,655	13,026
% of Target	127	81

	TSS
	Fiscal 2011	Fiscal 2010
Gross Revenue	$568,335	$527,697
% of Target	99	105
Operating Income	40,895	39,186
% of Target	116	120
Cash Flow	41,806	39,455
% of Target	119	121

Variable Cash Incentive Awards

Named Executive Officers	Fiscal 2011 Variable Cash Incentive Award	Fiscal 2010 Variable Cash Incentive Award
Dan L. Batrack	$1,185,000	$960,000
Steven M. Burdick	355,000	165,000
James R. Pagenkopf	300,000	225,000
Douglas G. Smith	315,000	200,000
Ronald J. Chu	290,000	225,000

Base Salaries

Named Executive Officers	Fiscal 2011 Base Salary	Fiscal 2010 Base Salary
Dan L. Batrack	$735,000	$630,000
Steven M. Burdick*	283,500	274,000
James R. Pagenkopf	300,000	270,000
Douglas G. Smith	339,000	329,000
Ronald J. Chu	300,000	283,000

*
Mr. Burdick's fiscal 2011 base salary was increased to $400,000 effective April 1, 2011 as a result of his promotion from Corporate Controller to CFO.

Equity Awards

Named Executive Officers	Fiscal 2011 Equity Award Grant Value	Fiscal 2010 Equity Award Grant Value
Dan L. Batrack	$1,477,954	$1,445,500
Steven M. Burdick	226,719	246,790
James R. Pagenkopf	438,748	181,315
Douglas G. Smith	277,994	360,160
Ronald J. Chu	448,358	435,642

Total Direct Compensation (Base Salary + Variable Cash Incentive Award + Equity Awards)

Named Executive Officers	Fiscal 2011 Total Direct Compensation	Fiscal 2010 Total Direct Compensation
Dan L. Batrack	$3,397,954	$3,035,500
Steven M. Burdick*	865,219	685,790
James R. Pagenkopf	1,038,748	676,315
Douglas G. Smith	931,994	889,160
Ronald J. Chu	1,038,358	943,642

*
Mr. Burdick's fiscal 2011 total direct compensation would be $981,719, using his adjusted base salary of $400,000 following his promotion to CFO.

Fiscal 2011 NEO Compensation Elements

        The following graph illustrates the compensation elements for each NEO as a percentage of his total direct compensation:

*
Based on Mr. Burdick's original fiscal 2011 base salary. His base salary was increased effective April 1, 2011 as a result of his promotion to CFO.

        Compensation decisions and other details are discussed in the remainder of this CD&A.

Compensation Philosophy and Objectives; Pay for Performance Analysis

        The Compensation Committee believes that the compensation programs for Tetra Tech's NEOs should be designed to attract, motivate and retain talented executives responsible for Tetra Tech's success and should be determined within a framework that rewards performance. Within this overall philosophy, the Compensation Committee's objectives continue to be:

    •
    to offer a total compensation program that is flexible to adapt to evolving regulatory requirements and changing economic and social conditions, and takes into consideration the compensation practices of peer companies;

    •
    to provide annual variable cash incentive awards based on Tetra Tech's achievement of designated financial and non-financial objectives; and

    •
    to align the financial interests of executive officers with those of stockholders by providing appropriate long-term, equity-based incentives and retention awards that encourage a culture of performance consistent with established stock ownership guidelines.

        The core of Tetra Tech's executive compensation philosophy continues to be pay for performance.

        As indicated above, there are three major components of the compensation of Tetra Tech's NEOs: base salary, variable cash incentive awards, and long-term, equity-based incentive awards. Consistent with Tetra Tech's philosophy to pay for performance, the weighting among the three major components is structured toward the variable cash incentive awards and long-term equity-based incentives, such that 60%

or more of the aggregate value of the three major components for each NEO for fiscal 2011 is variable compensation, as more specifically shown below:

Named Executive Officers	Fiscal 2011 Total Direct Compensation	Variable Compensation as a % of Total Direct Compensation
Dan L. Batrack	$3,397,954	78%
Steven M. Burdick*	865,219	67
James R. Pagenkopf	1,038,748	71
Douglas G. Smith	931,994	64
Ronald J. Chu	1,038,358	71

*
Mr. Burdick's variable compensation as a percentage of total direct compensation for fiscal 2011 would be 59% using his adjusted base salary of $400,000 following his promotion to CFO.

        The Compensation Committee also retained Towers Watson to analyze Tetra Tech's pay for performance alignment with respect to its CEO and the other NEOs. To test this alignment, Towers Watson evaluated (i) the CEO's and other NEOs' realizable pay compared to the CEOs' and other NEOs' realizable pay at publicly-traded peer companies; and (ii) Tetra Tech's corporate performance compared to the performance of the publicly-traded peer companies. Towers Watson performed its analysis of executives' realizable compensation and corporate performance based on the most recently completed three-year period (2008 - 2010) for both Tetra Tech and its publicly-traded peer companies. With respect to pay elements (aggregate for 2008 - 2010), Towers Watson reviewed realizable total direct compensation ("TDC"), consisting of (i) aggregate salary plus (ii) aggregate actual bonuses paid plus (iii) realizable gains of long-term incentive awards granted during the relevant three-year period. Regarding performance metrics (compound annual growth rate (CAGR) for 2008 - 2010), Towers Watson gave equal weighting to (i) revenue growth, (ii) operating income growth, (iii) cash flow growth, and (iv) total shareholder return ("TSR"). TSR over a period is defined as the net stock price change plus the dividends paid during that period. These metrics were selected based on Tetra Tech's performance measurement framework for its short-term and long-term executive incentive programs. Additionally, Towers Watson selected TSR as it provides an objective consistent measurement across Tetra Tech and its peers, and it is the measure most frequently referenced by stockholders and their advisors.

        Towers Watson found that, compared to its peer companies for which comparable data was available, Tetra Tech's corporate performance was in the 83rd percentile while its CEO's and other NEOs' realizable TDC were in the 15th percentile and 17th percentile, respectively. As a result, the CEO's and other NEOs' pay and performance at Tetra Tech were "misaligned" during the three-year period. According to Towers Watson, misalignment refers to a percentile difference between pay and performance of between 50% and 99%.

        Consistent with its pay for performance philosophy, no executive officer has an employment agreement. Further, there are no guaranteed bonuses, special pension arrangements, matching contributions or preferential or above-market interest on deferred compensation, or special severance agreements other than the change in control agreements described below. Lastly, Tetra Tech provides limited perquisites to NEOs.

        As noted above, a core element of Tetra Tech's compensation philosophy is to align the interests of executive officers with those of stockholders by providing appropriate long-term incentives. To further this goal, Tetra Tech implemented a policy on November 7, 2010 regarding minimum ownership of shares by Tetra Tech's executive officers. These ownership guidelines call for the CEO to own shares of Tetra Tech's common stock having a value equal to the lesser of at least three times the CEO's base salary or 110,000 shares; for the CFO to own shares having a value equal to at least two times the CFO's base salary or 40,000 shares; and for each other executive officer to own shares having a value equal to the lesser of at least one times the executive officer's base salary or a number of shares determined by dividing the officer's base salary at the end of fiscal 2010 by the closing price of Tetra Tech's common stock on the last business day of fiscal 2010. Until an executive officer's stock ownership requirement is met, the executive officer must retain at least 75% of "gain shares" resulting from the exercise of a stock option or vesting of a performance share award. With respect to stock options, "gain shares" means the total number of shares of common stock that are being exercised less the number of shares, if any, used in the case of a cashless exercise to pay for the exercise price. With respect to a performance share award, "gain shares" means the total number of shares of common stock subject to any such equity award that vest. Gain shares do not include shares of common stock that are used to satisfy tax withholding obligations for federal and state income and employment taxes on any gain attributable such an award. Each executive officer has five years from the later of the date of such officer's appointment or the date of adoption of the guidelines to attain the required ownership level. In addition to shares of common stock, vested but unexercised stock options and vested performance shares count in determining stock ownership for purposes of the guidelines. The failure to comply with the stock ownership guidelines will result in the executive officer being required to use one-third of any net annual cash bonus to purchase shares of Tetra Tech stock. As of November 2011, all of Tetra Tech's executive officers met the stock ownership guidelines other than Frank C. Gross Jr., Executive Vice President and President of Remediation and Construction Management, who joined Tetra Tech in July 2011.

        Consistent with statutory requirements, including the Sarbanes-Oxley Act of 2002, and the principles of responsible oversight, and depending upon the specific facts and circumstances of each situation, the Compensation Committee would review performance-based compensation where a restatement of financial results for a prior performance period could affect the factors determining payment of an incentive award.

Compensation Process

        For fiscal 2011, the Compensation Committee began its process of deciding how to compensate Tetra Tech's NEOs by considering the competitive market data provided by Towers Watson, with respect to the CEO, and Analytical/FMI, an independent consultant, with respect to the CEO and other NEOs. The Compensation Committee also considered the market data provided by Tetra Tech's human resources staff. The market data included information from peer company public disclosures and an industry-specific survey provided by Analytical/FMI. This was used to identify a list of 14 companies that comprised Tetra Tech's peer companies (the "Peer Companies"). The Peer Companies consisted of major engineering, consulting and construction companies that had median gross revenue of $2.7 billion. For fiscal 2011, the Peer Companies were as follows:

AECOM Technology Corporation	Jacobs Engineering Group, Inc.
Arcadis US	Michael Baker Corporation
Black & Veatch Corporation	Parsons Brinckerhoff, Inc.
Camp Dresser & McKee, Inc.	Parsons Corporation
CH2M Hill Companies Ltd.	The Shaw Group, Inc.
Foster Wheeler AG	URS Corporation
HDR, Inc.	Wilbros Group, Inc.

        To the extent of available information, the positions and compensation levels of Tetra Tech's NEOs were compared to those of their counterpart positions at the Peer Companies, and the compensation levels for comparable positions at the Peer Companies were examined for guidance in determining base salaries, variable cash incentive awards, total cash compensation and long-term, equity-based incentive awards.

        In making its annual compensation decisions for all NEOs, the Compensation Committee considered the value of each item of compensation that the executives are eligible for, both separately and in the aggregate. Consistent with Tetra Tech's philosophy, the weighting among the three major components concentrates on variable cash incentive awards and long-term, equity-based incentive awards.

        The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the CEO and Tetra Tech's human resources staff present industry-specific competitive market data, proposals and recommendations to the Compensation Committee. Further, the Compensation Committee and the Audit Committee jointly determine the compensation of the CFO. The Compensation Committee reports to the Board of Directors on the major items covered at each Compensation Committee meeting. Towers Watson works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities with respect to the CEO. Towers Watson will undertake no projects for management except at the request of the Compensation Committee chairman and in the capacity of the Compensation Committee's agent where such projects are in direct support of the Compensation Committee's charter.

        In determining executive compensation, the Compensation Committee also considers the possible tax consequences to Tetra Tech and its executives. In November 2008, the Compensation Committee implemented the ECP with respect to current and future executive officers, and to "covered employees" under Section 162(m). The Compensation Committee also awards performance shares under the EIP, the vesting of which is based on the achievement of growth in Tetra Tech's earnings per share. The variable cash incentive awards paid under the ECP and the performance shares awarded under the EIP are intended to comply with the exception for performance-based compensation under Section 162(m).

        The Compensation Committee considers the accounting consequences to Tetra Tech of different compensation decisions and the impact on stockholder dilution. However, neither of these factors by itself will compel a particular compensation decision.

        The Compensation Committee annually grants long-term, equity-based incentive awards to executive officers under the EIP after the close of the prior fiscal year and the review and evaluation of each executive officer's performance. For example, the fiscal 2011 awards were granted in November 2010, following the determination of Tetra Tech's financial performance in the fiscal year ended October 3, 2010. The Compensation Committee's policy is to grant these equity awards following the public release of Tetra Tech's fourth quarter and fiscal year results.

Compensation Components

        The three major elements of Tetra Tech's executive officer compensation are: (i) base salary; (ii) variable cash incentive awards; and (iii) long-term, equity-based incentive awards. Similar to the practice of many Peer Companies, for retention purposes, Tetra Tech has shifted towards increasing executive officer base salaries to the median of the applicable peer group. In addition, Tetra Tech uses performance-based cash awards, together with performance shares with performance-based vesting and stock options with time-based vesting. In special circumstances, restricted shares with time-based vesting will be awarded.

        The Compensation Committee remains committed to the philosophy that a majority of the NEOs' total compensation be comprised of variable, performance-based incentives that are tied to an increase in stockholder value. As noted above and as reflected in the "Summary Compensation Table," for the NEOs in fiscal 2011, between 64% and 78% of TDC was variable and performance-based.

Fiscal 2011 Compensation

        Base Salary.    Based on the Peer Companies data, the Compensation Committee concluded that base salaries have been generally consistent with or trailed median competitive practice. Accordingly, and in light of general economic conditions, the Compensation Committee made appropriate adjustments to the annual base salaries of the NEOs (other than the CEO) for fiscal 2011. The CEO's base salary is addressed separately under "CEO Compensation" below. In adjusting the base salaries, the Compensation Committee took into account, in addition to the Peer Companies data, the period of time the executive officers had been in their respective positions, their responsibilities, their historical performance and the base salaries of their Tetra Tech peers. Effective November 13, 2010, the annual base salaries of the NEOs were increased as follows:

Named Executive Officers	Fiscal 2011 Base Salary	Fiscal 2010 Base Salary	% Increase
Steven M. Burdick*	$283,500	$274,000	3%
James R. Pagenkopf	300,000	270,000	11
Douglas G. Smith	339,000	329,000	3
Ronald J. Chu	300,000	283,000	6

*
Mr. Burdick's fiscal 2011 base salary was increased to $400,000 effective April 1, 2011 as a result of his promotion from Corporate Controller to CFO.

        Variable Cash Incentive Awards.    The Compensation Committee believes that a significant portion of the annual cash compensation of each NEO should be in the form of variable cash incentive pay. Typically, the pay philosophy is to target annual cash compensation at the mean of the Peer Companies, with the opportunity to earn annual incentives in excess of that level based on achieving performance superior to the objectives set by the Board of Directors. As explained below, annual cash incentives are paid to reward the achievement of specified operating, financial, strategic and individual measures, and goals that are expected to contribute to stockholder value creation over time.

        The annual cash incentive awards for the NEOs for fiscal 2011 were determined under the ECP and the Policy with reference to Tetra Tech's achievement of its fiscal 2011 objectives for the corporation as a whole and for each of its business groups, established financial performance criteria and the executive's individual contribution. The financial performance goals were consistent with the goals set forth in Tetra Tech's fiscal 2011 Annual Operating Plan ("AOP"), as approved by the Board of Directors.

        For each NEO, the cash incentive awards under the ECP and the Policy are calculated by multiplying the individual's annual base salary at fiscal year-end by the individual's target award percentage, and multiplying the result by a corporate/group performance factor ("CPF") and an individual performance factor ("IPF"), as follows:

BONUS = BASE × TARGET AWARD % × CPF × IPF

        The CPF, determined by the Compensation Committee following a recommendation by the CEO (other than with respect to himself), has a range of 0 to 1.4 with a target of 1.0 based on achievement of key performance and financial objectives. The CPF for corporate officers other than the Group Presidents is based on Tetra Tech's overall performance in the fiscal year. The CPF for the Group Presidents is based upon the performance of their respective business groups. In each case, actual fiscal 2011 performance is compared to the fiscal 2011 target in the categories of (i) gross revenue, (ii) operating income, (iii) cash flow, and (iv) backlog. The Compensation Committee may elect to "zero" the CPF if results are significantly below expected targets or a manageable event negatively and severely impacted stockholder value.

        Specifically, for each metric, the Compensation Committee reviewed fiscal 2011 performance as a percentage of the target and determined an award percentage (from 1.0 to 1.4). To reduce the effect of current year acquisitions on performance, the calculation for each performance category in a business group that had acquisitions in the fiscal year was run both with and without the effect of such acquisitions on the group. The results were then averaged to determine the preliminary CPF. The CPF was then increased or decreased depending upon the growth level of the applicable AOP targets. This "growth factor" was determined by comparing the fiscal 2010 actual results to the fiscal 2011 targets, as a percentage of the fiscal 2010 actual results. The Compensation Committee then applied a factor (from 0.9 for less than 5% growth to 1.2 for greater than 15% growth) for each metric based on the growth of that metric from fiscal 2010 actual to the fiscal 2011 AOP. The results were then averaged to determine the final CPF. This process is illustrated below for each of the NEOs.

        The IPF, determined by the Compensation Committee following a recommendation by the CEO (other than with respect to himself), has a range of 0 to 1.2 with a target of 1.0 for expected contribution level. The IPF for the CFO is determined jointly by the Audit Committee and Compensation Committee, giving strong consideration to the Audit Committee's assessment of the strength of Tetra Tech's internal financial controls and the accuracy and appropriateness of its financial reporting.

        The CEO evaluates and scores each executive officer based on performance categories including contribution to the successful achievement of fiscal 2011 operational goals, leadership at Tetra Tech in his or her area of responsibility, strategic planning, and the implementation of corporate objectives. In fiscal 2011, such objectives were as follows:

    •
    Maintaining high standards in business ethics;

    •
    Maintaining high standards in customer service;

    •
    Maturing Tetra Tech's organizational structure;

    •
    Developing a three-year strategic plan that achieves value creation objectives;

    •
    Further implementing the contract management process to minimize risk and surprises;

    •
    Improving key management metrics and reporting;

    •
    Improving corporate-wide marketing functions and processes;

    •
    Winning key/targeted program competitions;

    •
    Further implementing Tetra Tech's enterprise resource planning system migration plan;

    •
    Identifying succession candidates for all executive positions;

    •
    Targeting corporate general and administrative expense to not exceed a specified percentage of gross revenue;

    •
    Reducing legal and risk management insurance expense while maintaining service levels; and

    •
    Providing a safe and healthy workplace for employees.

        The minimum performance threshold for each of the CPF and the IPF is 0.6. Accordingly, the achievement of less than 60% in either the CPF or IPF would result in the elimination of the executive officer's bonus. Notwithstanding the above, the Compensation Committee has the discretion to adjust specific performance bonus amounts when deemed to be in the interests of the stockholders.

        For fiscal 2011, a target award percentage was established for each NEO. The following table sets forth the target award percentage and the maximum award possible as a percentage of fiscal 2011 base salary for each such NEO (other than the CEO) under the Policy.

Named Executive Officers	Minimum Bonus as a % of Base Salary	Target Award (%)	Maximum Bonus as a % of Base Salary (%)
Steven M. Burdick	0	75	126
James R. Pagenkopf	0	75	126
Douglas G. Smith	0	75	126
Ronald J. Chu	0	75	126

        The Compensation Committee determined that the CPF for Mr. Burdick would be 1.12, based on Tetra Tech's performance, after averaging the final award percentages for the four metrics. This calculation is illustrated below:

Metric (Tetra Tech)	Actual FY 2011 as a % of Target FY 2011	Award % (0-1.4)	Actual FY 2010 vs. Target FY 2011 as a % of Actual FY 2010	Revised Award % (0-1.4)
Gross Revenue	103	1.03	14	1.13
Operating Income	105	1.05	12	1.16
Cash Flow	132	1.32	-50	1.19
Backlog	93	0.93	13	1.02

				Average=1.12

        Following consideration of Mr. Batrack's recommendation, the Compensation Committee and Audit Committee jointly determined that Mr. Burdick should receive an IPF of 1.05. Mr. Batrack noted that Mr. Burdick is responsible for Tetra Tech's finance, accounting, treasury and shared services groups. During fiscal 2011, he continued to mature the accounting systems that support Tetra Tech's operating units and provide early identification of any potential financial or accounting issues. Further, during much of the second half of fiscal 2011, Mr. Burdick functioned as both CFO and Corporate Controller.

        The Compensation Committee determined that the CPF for Mr. Pagenkopf would be 1.22, based on ECS performance, after averaging the final award percentages for the four metrics. This calculation is illustrated below:

Metric (ECS)	Actual FY 2011 as a % of Target FY 2011	Award % (0-1.4)*	Actual FY 2010 vs. Target FY 2011 as a % of Actual FY 2010	Revised Award % (0-1.4)
Gross Revenue	113	1.12	39	1.34
Operating Income	116	1.12	56	1.35
Cash Flow	119	1.16	56	1.39
Backlog	91	0.90	55	0.81

				Average=1.22

*
After acquisition adjustment

        Following consideration of Mr. Batrack's recommendation, the Compensation Committee determined that Mr. Pagenkopf should receive an IPF of 1.10. Mr. Batrack noted that Mr. Pagenkopf assumed responsibility for the ECS group in fiscal 2010, which is now Tetra Tech's largest and most complex business group. He has built the ECS operating units into a collaborative team to leverage their collective talents and market strengths.

        The Compensation Committee determined that the CPF for Mr. Smith would be 1.24, based on EAS performance, after averaging the final award percentages for the four metrics. This calculation is illustrated below:

Metric (EAS)	Actual FY 2011 as a % of Target FY 2011	Award % (0-1.4)	Actual FY 2010 vs. Target FY 2011 as a % of Actual FY 2010	Revised Award % (0-1.4)
Gross Revenue	96	0.96	9	0.96
Operating Income	120	1.20	54	1.44
Cash Flow	127	1.27	43	1.53
Backlog	94	0.94	11	1.03

				Average=1.24

        Following consideration of Mr. Batrack's recommendation, the Compensation Committee determined that Mr. Smith should receive an IPF of 1.00. Mr. Batrack noted that Mr. Smith had met his business objectives despite a continuing difficult market sector, and he led a recovery in several of the EAS operating units. Further, Mr. Smith coordinated with Tetra Tech's other business groups in pursuing and performing work on joint projects.

        The Compensation Committee determined that the CPF for Mr. Chu would be 1.07, based on TSS performance, after averaging the final award percentages for the four metrics. This calculation is illustrated below:

Metric (TSS)	Actual FY 2011 as a % of Target FY 2011	Award % (0-1.4)*	Actual FY 2010 vs. Target FY 2011 as a % of Actual FY 2010	Revised Award % (0-1.4)
Gross Revenue	99	0.99	10	0.99
Operating Income	116	1.10	1	0.99
Cash Flow	119	1.19	-11	1.07
Backlog	96	1.02	11	1.22

				Average=1.07

*
After acquisition adjustment

        Following consideration of Mr. Batrack's recommendation, the Compensation Committee determined that Mr. Chu should receive an IPF of 1.20. Mr. Batrack noted that Mr. Chu has made significant progress in aligning his operations into very market-focused units, and was successful on several marketing fronts. Further, he has been successful in turning around operations with performance challenges and in growing acquisitions faster than expected.

        Based on the above analysis, cash incentive payments for fiscal 2011 pursuant to the ECP and the Policy to the NEOs (other than the CEO) were as follows. Such payments reflected the discretion of the Compensation Committee.

Named Executive Officers	Fiscal 2011 Base Salary	Target Award Percentage	Corporate Performance Factor	Individual Performance Factor	Cash Incentive Award	Award as a % of Cash Compensation
Steven M. Burdick*	$283,500	75	1.12	1.05	$355,000	56%
James R. Pagenkopf	300,000	75	1.22	1.10	300,000	50
Douglas G. Smith	339,000	75	1.24	1.00	315,000	48
Ronald J. Chu	300,000	75	1.07	1.20	290,000	49

*
Mr. Burdick's fiscal 2011 base salary was increased to $400,000 effective April 1, 2011 as a result of his promotion from Corporate Controller to CFO. The cash incentive award and the award as a % of cash compensation were calculated using the $400,000 base salary. The target award percentage for the CFO position is 75.

        Long-Term, Equity-Based Incentive Awards.    The goal of Tetra Tech's long-term, equity-based incentive awards is to align the interests of NEOs with stockholders and to provide each NEO with an incentive to manage Tetra Tech from the perspective of an owner with an equity stake in the business. Specifically, long-term incentive awards are designed to:

    •
    reward financial performance and encourage the achievement of long-term sustained growth of stockholder value;

    •
    aid in the retention of key executives;

    •
    balance the effect of market dynamics on equity compensation;

    •
    take into consideration the effect of equity award expense on Tetra Tech performance; and

    •
    foster executive officer stock ownership for purposes of compliance with the stock ownership guidelines.

        The Compensation Committee annually grants these awards to executive officers after the close of the fiscal year and the review and evaluation of each executive officer's performance. The Compensation Committee determines the size of the long-term, equity-based incentives according to each NEO's position with Tetra Tech, and sets a level it considers appropriate to create a meaningful opportunity for reward predicated on increasing stockholder value. In addition to the appropriate consideration of the competitive market data, the Compensation Committee takes into account an individual's performance history, the CEO's recommendations for awards other than his own, the value of existing vested and unvested outstanding equity awards, an individual's potential for future responsibility and promotion, and competitive total compensation targets for the individual's position and level of contribution, Tetra Tech's performance during the past fiscal year and the executive's expected impact on Tetra Tech's three-year strategic plan. The relative weight given to each of these factors varies among individuals at the Compensation Committee's discretion.

        Each year, the equity pool allocated to Group Presidents is divided among them by determining three equally weighted factors: (i) the business group's contribution to Tetra Tech's overall operating income; (ii) the group's contribution to Tetra Tech's overall net income; and (iii) the risk factor applied to the group. The risk factor is determined by the CEO based upon the difficulty of attaining performance targets and the contribution of the Group President to his group's business.

        For fiscal 2011, the Compensation Committee's philosophy for equity grants was that approximately 66% of the total value of grants be in stock options, which have value only if Tetra Tech's share price increases over the option term. The balance consists of performance shares, which have value if Tetra Tech achieves certain financial performance goals over the three-year vesting schedule as described below. The

Compensation Committee selected performance shares because the shares increase the NEO's equity interest in Tetra Tech, which is in direct alignment with stockholder interests. Further, the performance factor for vesting is growth in earnings per share which, like the variable cash incentive award factors discussed above, aligns with Tetra Tech's financial growth strategy.

        In November 2010, the Compensation Committee made its fiscal 2011 annual awards to Tetra Tech's NEOs under the EIP and the Policy. Grants of stock options and awards of performance shares were made to the NEOs (other than the CEO) as shown in the following table. The grant values, as a percentage of total direct compensation, are intended to be consistent with the Peer Companies. The awards to the CEO are addressed separately under "CEO Compensation" below.

Named Executive Officers	Stock Options Granted in Fiscal 2011 (#)	Grant Value of Stock Options ($)	Performance Shares Granted in Fiscal 2011 (#)	Grant Value of Performance Shares ($)	Total Grant Value as a % of Total Direct Compensation (%)
Steven M. Burdick*	16,750	149,235	3,300	77,484	26
James R. Pagenkopf	32,244	287,279	6,451	151,469	42
Douglas G. Smith	20,431	182,031	4,087	95,963	30
Ronald J. Chu	32,951	293,578	6,592	154,780	43

*
Mr. Burdick's total grant value as a percentage of total direct compensation for fiscal 2011 would be 23% using his adjusted base salary of $400,000 following his promotion to CFO.

        All stock options vest in equal annual installments over four years provided that the NEO remains employed by Tetra Tech. The exercise price of $23.48 per share represented the closing selling price per share of Tetra Tech's common stock on the grant date. The option grant placed a significant portion of the NEOs' total compensation at risk, since the option grant delivers a return only if Tetra Tech's common stock appreciates over the option's exercisable term.

        Each year, the Compensation Committee authorizes a specific number of performance shares to be used for the three-year plan that starts in the grant year. For example, in November 2010, the 2011 - 2013 plan was authorized. The performance share awards under that plan vest in equal annual installments over the three-year performance period. Vesting is performance-based, based on the growth in Tetra Tech's fully diluted earnings per share from continuing operations ("EPS"), as adjusted pursuant to the Policy ("Adjusted EPS"), during the three-year performance period. These adjustments include the exclusion of the impacts from goodwill impairment, impairment on long-lived assets; charges and adjustments resulting from changes in accounting principles and related interpretations; the settlement of tax audits; and shares issued and costs incurred in connection with acquisitions or debt restructurings. For each three-year plan, the prior year Adjusted EPS is the measure control point, which cannot be modified. For example, for the grant made in fiscal 2011 which vests through fiscal 2013, the fiscal 2010 Adjusted EPS of $1.24 is the basis of measurement. Annual award vesting is as follows:

Annual Award Vesting %	Adjusted EPS Growth
0% of installment	< 5% year-over-year
60% of installment	5 to 9% year-over-year
100% of installment	10 to 14% year-over-year
120% of installment	15 to 20% year-over-year
140% of installment	> 20% year-over-year

        At the end of each fiscal year, Adjusted EPS for that fiscal year is determined and compared to Adjusted EPS for the immediately preceding fiscal year so that the year-over-year growth rate may be calculated. For each NEO, the Adjusted EPS growth rate is used to determine the vesting percentage of each installment, as indicated in the table above. If less than 100% of an installment vests, the balance of that installment is forfeited. Each installment of stock eligible for vesting in a given year is scored based upon the average annual Adjusted EPS growth since the year in which that installment was granted.

        Since the Compensation Committee implemented a new performance share plan in each of fiscal 2009, 2010 and 2011, for purposes of performance share vesting in fiscal 2011, there were three individual plans, with their own performance periods and Adjusted EPS control points. Based upon information provided by the CFO, the Compensation Committee determined the following:

    •
    For the 2009 plan, the three-year average annual growth rate over the control point of $1.02 was 14.2%. Accordingly, 100% of the third installment of that award vested.

    •
    For the 2010 plan, the two-year average annual growth rate over the control point of $1.21 was 10.1%. Accordingly, 100% of the second installment of that award vested.

    •
    For the 2011 plan, the growth rate over the control point of $1.24 was 16.8%. Accordingly, 120% of the first installment of that award vested.

        The Compensation Committee may also make restricted share awards with time-based vesting provisions, typically over a three- or four-year period, for special retention purposes. None of these awards were made to NEOs in fiscal 2011.

        Please refer to the table entitled "Grants of Plan-Based Awards—Fiscal 2011" in this proxy statement for additional information regarding the above-described grants to the NEOs and all other outstanding equity awards previously granted to the NEOs.

        Tetra Tech has entered into change in control agreements with each of the NEOs. Under these agreements, upon the occurrence of a change in control, all outstanding unvested stock options and restricted shares held by the NEOs will vest (regardless of whether any applicable performance targets have been met), subject to the NEO remaining employed by Tetra Tech on such date. Please refer to the "Potential Payments Upon Termination or Change in Control" section of this proxy statement for additional information regarding change in control events and outstanding awards granted to the NEOs.

        CEO Compensation.    The compensation philosophy for Tetra Tech's CEO is to set his base salary at the median of the Peer Companies, and the Compensation Committee has taken steps since to reach this goal over a multi-year period. As noted above, with respect to its analysis of CEO compensation in fiscal 2011, the Compensation Committee again retained Towers Watson to perform an independent assessment of the competitiveness of the CEO's cash and equity-based compensation and offer recommendations on near- and longer-term pay actions. Towers Watson's review included competitive analyses of (i) Mr. Batrack's total direct compensation opportunity, including base salary, target bonus opportunity, and long-term, equity-based award value; and (ii) the pay-for-performance alignment in relation to certain Peer Companies for which relevant information was available.

        Towers Watson determined that Mr. Batrack's fiscal 2010 base salary, target total cash and total direct compensation were each below the 25th percentile for CEOs of the Peer Companies. Based upon its review of the Towers Watson report and other considerations, the Compensation Committee increased Mr. Batrack's base salary by 17%, from $630,000 to $735,000, effective November 13, 2010.

        Based upon its review of the Towers Watson report, which showed a 50th percentile target bonus opportunity of 120% of salary for CEOs at the Peer Companies, the Compensation Committee decided to retain Mr. Batrack's target percentage and maximum bonus for fiscal 2011 as set forth in the following table.

Named Executive Officer	Minimum Bonus as a % of Base Salary	Target Award (%)	Maximum Bonus as a % of Base Salary (%)
Dan L. Batrack	0	120	202

        Mr. Batrack's annual bonus for fiscal 2011 was determined in accordance with the ECP and the Policy, and reflected the overall performance of Tetra Tech. For purposes of determining the fiscal 2011 CPF for Mr. Batrack, the Compensation Committee used the same standard as for the CFO, or 1.12. The IPF for the CEO is determined solely by the Compensation Committee. For fiscal 2011, the Compensation Committee concluded that Mr. Batrack's IPF was the maximum of 1.20, which reflected the Compensation Committee's belief that Mr. Batrack performed extremely well in a challenging economic environment. The resulting bonus was $1,185,000 as set forth below. Mr. Batrack's total cash compensation in fiscal 2011 remained below the 50th percentile of Peer Company CEOs. Consistent with the Compensation Committee's philosophy that a significant portion of the annual cash compensation of the CEO should be in the form of variable cash incentive pay, approximately 62% of Mr. Batrack's total cash compensation for fiscal 2011 was performance-based.

Named Executive Officer	Fiscal 2011 Base Salary	Target Award Percentage	Corporate Performance Factor	Individual Performance Factor	Cash Incentive Award	Award as a % of Cash Compensation
Dan L. Batrack	$735,000	120	1.12	1.20	$1,185,000	62%

        In November 2010, the Compensation Committee considered the recommendations of Towers Watson and made its fiscal 2011 annual awards to Mr. Batrack under the EIP and the Policy, as noted in the following table.

Named Executive Officer	Stock Options Granted in Fiscal 2011 (#)	Grant Value of Stock Options ($)	Performance Shares Granted in Fiscal 2010 (#)	Grant Value of Performance Shares ($)	Total Grant Value as a Percent of Total Direct Compensation (%)
Dan L. Batrack	100,000	$890,954	25,000	$587,000	43%

        All stock options vest in equal annual installments over four years provided that Mr. Batrack remains employed by Tetra Tech. The exercise price of $23.48 per share represented the closing selling price per share of Tetra Tech's common stock on the grant date. The option grant placed a significant portion of Mr. Batrack's total compensation at risk, since the option grant delivers a return only if Tetra Tech's common stock appreciates over the option's exercisable term. Further, the vesting provisions are designed to retain the services of Mr. Batrack for an extended duration. With respect to the award of performance shares, vesting as to all shares is performance-based, based on growth in Adjusted EPS over the succeeding three fiscal years, as defined in the Policy, and is dependent on Mr. Batrack's continued employment. Based on the data provided by Towers Watson, the Compensation Committee considers the equity awards to be appropriate because, in the aggregate, they are below the 50th percentile of equity awards provided to CEOs of the Peer Companies.

        Please refer to the table entitled "Grants of Plan-Based Awards—Fiscal 2011" in this proxy statement for additional information regarding the stock option and performance share awards to Mr. Batrack and to the "Potential Payments Upon Termination or Change in Control" section of this proxy statement for additional information regarding these awards to Mr. Batrack and all other outstanding equity awards previously granted to Mr. Batrack.

        Group Benefits/Perquisites.    The Compensation Committee believes that perquisites for NEOs should be limited in scope and value. The benefits approved by the Compensation Committee are as follows: a vehicle allowance of $900 per month; an estate/financial planning, and tax planning and preparation allowance of up to $4,000 per year; a membership allowance of up to $6,000 per year; and a medical allowance of up to $1,000 per year for annual physical exam expenses not reimbursed by Tetra Tech's medical plan. In addition, the CEO is entitled to a company-paid country club membership, which he has not utilized.

        With the exception of the benefits described above and the right with other enumerated employees to participate in the nonqualified deferred compensation plan described below, there are no special employee benefit plans for the NEOs. Tetra Tech's NEOs are eligible to participate in the same employee benefit plans and on the same basis as all other Tetra Tech employees.

        Deferred Compensation Plan.    The adoption of the Deferred Compensation Plan by the Board of Directors in December 2006 resulted from a review of the prevalence of similar deferred compensation plans operated by the Peer Companies and a recommendation from the Compensation Committee that the Deferred Compensation Plan should be adopted. The Deferred Compensation Plan is available to Tetra Tech's directors and a select group of management or highly compensated employees, including the executive officers. A primary rationale for adopting the plan was to provide an opportunity for individual retirement savings on a tax- and cost-effective basis, recognizing that Tetra Tech does not sponsor a pension plan on behalf of the NEOs or other employees covered by the plan. Tetra Tech does not make matching contributions under the Deferred Compensation Plan other than potential restoration of matching amounts to make up for certain limits applicable to Tetra Tech's 401(k) plan, at the discretion of Tetra Tech's Deferred Compensation Plan Committee. The Deferred Compensation Plan administrator is the Deferred Compensation Plan Committee. Please refer to the table entitled "Nonqualified Deferred Compensation—Fiscal 2011" in this proxy statement and the information set forth below that table for additional information regarding the Deferred Compensation Plan.

Summary of Fiscal Year 2012 Compensation

        After the end of fiscal 2011, the Compensation Committee utilized data provided by Analytical/FMI and Tetra Tech's human resources staff to make the annual adjustment to the base salaries of the NEOs (other than the CEO) to more closely align them with the market mean of the Peer Companies, again taking into account the period of time they had served in their respective positions, their responsibilities and their performance. Mr. Burdick's salary of $400,000 was not increased because his compensation was adjusted effective April 1, 2011 as a result of his promotion from Corporate Controller to CFO. The annual base salaries for the other NEOs increased as follows, effective November 12, 2011: Mr. Pagenkopf, to $400,000 (33%); Mr. Smith, to $350,000 (3%); and Mr. Chu, to $400,000 (33%). These adjustments allowed for continued emphasis on pay for performance with better external competitive alignment and internal equity in relation to other Tetra Tech executives.

        With respect to cash incentive awards for fiscal 2012, the Compensation determined, based upon Peer Company information, that targets for the CFO and the Group Presidents should remain at 75% of base salary. Achievement of the variable cash incentive awards in fiscal 2012 will continue to be measured solely on the basis of annual performance, as measured against the AOP approved by the Board of Directors for fiscal 2012.

        In November 2011, the Compensation Committee made its fiscal 2012 annual awards to Tetra Tech's NEOs under the EIP and the Policy. Grants of stock options and awards of performance shares were made to the NEOs as follows:

Named Executive Officers	Stock Options	Performance Shares
Steven M. Burdick	27,500	5,000
James R. Pagenkopf	35,809	7,164
Douglas G. Smith	20,170	4,035
Ronald J. Chu	36,328	7,268

        All options were granted at an exercise price of $22.53, the closing selling price of Tetra Tech's common stock on the grant date, and vest over four years. Vesting as to all performance shares is performance-based.

        With respect to its analysis of CEO compensation, the Compensation Committee again retained Towers Watson to perform an independent assessment of the competitiveness of the CEO's cash and equity-based compensation and offer recommendations. Based upon its review of the Towers Watson report and other considerations, the Compensation Committee increased Mr. Batrack's base salary by 9% to $800,000 effective November 12, 2011. With this increase, Mr. Batrack's base salary remained lower than the 50th percentile (or $889,000) for CEOs of the Peer Companies.

        In November 2011, the Compensation Committee also made its fiscal 2012 annual awards to Mr. Batrack under the EIP and the Policy, as follows:

Named Executive Officer	Stock Options	Performance Shares
Dan L. Batrack	150,000	30,000

        All options were granted at an exercise price of $22.53, the closing selling price of Tetra Tech's Common Stock on the grant date, and vest over four years. Vesting as to all performance shares is performance-based.

Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material," to be "filed" with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Tetra Tech specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this proxy statement with Tetra Tech's management. Based on that review and those discussions, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this proxy statement and incorporated by reference into Tetra Tech's Annual Report on Form 10-K for its 2011 fiscal year.

Submitted by the Compensation Committee

Albert E. Smith, Chairperson
Hugh M. Grant
Patrick C. Haden
J. Christopher Lewis
J. Kenneth Thompson
Richard H. Truly

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee for fiscal 2011 were Albert E. Smith, Hugh M. Grant, Patrick C. Haden, J. Christopher Lewis, J. Kenneth Thompson and Richard H. Truly. No member of the Compensation Committee was at any time during the 2011 fiscal year one of our officers or employees, and no member had any relationship with us requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or the Compensation Committee during the 2011 fiscal year.

 Summary of Compensation

        The following table sets forth the compensation earned by the NEOs for services rendered in all capacities to us and our subsidiaries for each of the last three fiscal years during which such individuals served as executive officers. Our NEOs for fiscal 2011 include our CEO, CFO and the three most highly compensated executive officers (other than the CEO and CFO) in fiscal 2011 who were serving as executive officers at the end of fiscal 2011. No executive officer who would have otherwise been includable in such table on the basis of total compensation earned for fiscal 2011 has been excluded by reason of his or her termination of employment or change in executive officer status during the fiscal year.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Dan L. Batrack	2011	720,865	—	587,000	890,954	1,185,000	31,986	3,415,805
Chairman and Chief	2010	638,846	—	766,500	679,000	960,000	31,057	3,075,403
Executive Officer	2009	545,672	—	382,050	356,000	924,000	36,408	2,244,130
Steven M. Burdick(7)	2011	338,230	—	77,484	149,235	355,000	28,150	948,099
Executive Vice President	2010	271,938	—	84,315	162,475	165,000	28,920	712,648
and Chief Financial	2009	269,307	—	56,034	119,260	175,000	29,050	648,651
Officer
James R. Pagenkopf(8)	2011	295,961	—	151,469	287,279	300,000	14,350	1,049,059
Executive Vice President and	2010	263,539	—	84,315	97,000	225,000	16,800	686,654
President of Engineering and	2009	221,826	—	—	56,960	150,000	13,534	442,320
Consulting Services
Douglas G. Smith	2011	337,653	—	95,963	182,031	315,000	30,111	961,658
Executive Vice President and	2010	340,475	—	125,275	235,885	200,000	30,825	932,460
President of the	2009	321,512	—	62,826	131,720	150,000	31,896	697,954
Engineering and
Architecture Services
Ronald J. Chu	2011	297,911	—	154,780	293,578	290,000	28,150	1,064,419
Executive Vice President and	2010	292,346	—	150,336	285,306	225,000	28,265	981,253
President of Technical	2009	269,807	—	59,430	126,380	205,000	21,626	682,243
Support Services

(1)
The fiscal 2011 base salaries disclosed on page 33 of the proxy statement became effective on November 13, 2010, and were not retroactive to the beginning of fiscal 2011. Accordingly, during the period from October 4, 2010 to November 13, 2010, the executive officers received compensation based on their prior base salaries. This resulted in fiscal 2011 salary totals in the Compensation Table being different than the base salaries that became effective on November 13, 2010. Effective November 12, 2011, the annual base salaries for the NEOs were increased to the following levels: Mr. Batrack, $800,000; Mr. Burdick, $400,000; Mr. Pagenkopf, $400,000; Mr. Smith, $350,000; and Mr. Chu, $400,000.

(2)
The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of performance shares issued under the EIP and the Policy. For each of the performance share awards, the grant date fair value is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date, based upon the probable outcome of applicable performance conditions (100% vesting), estimated as of the grant date. The amounts shown disregard estimated forfeitures. There can be no assurance that these grant date fair values will ever be realized by the NEOs. See the "Grant of Plan-Based Awards—Fiscal 2011" table below for information on performance share awards made in fiscal 2011. The maximum values that could have been earned (140% vesting in fiscal 2011 and 2010, and 120% vesting in fiscal 2009) were: for Mr. Batrack, $821,800, $1,073,100 and $424,500 for fiscal 2011, 2010 and 2009, respectively; for Mr. Burdick, $108,478, $118,048 and $78,448 for fiscal 2011, 2010 and 2009, respectively; for Mr. Pagenkopf, $212,057, $118,048 and $0 for fiscal 2011, 2010 and 2009, respectively; for Mr. Smith, $134,348, $173,958 and $75,391 for fiscal 2011, 2010 and 2009, respectively; and for Mr. Chu, $216,692, $210,471 and $71,316 for fiscal 2011, 2010 and 2009, respectively.

(3)
The amounts in the Options Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of stock option awards issued during the applicable fiscal year pursuant to the EIP. For information on the valuation assumptions relating to stock option grants, refer to the note on Stockholders' Equity and Stock Compensation Plans in the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year in which the stock option was granted. There can be no assurance that these grant date fair values will ever be realized by the NEOs. See the "Grant of Plan-Based Awards—Fiscal 2011" table below for information on stock option grants made in fiscal 2011.

(4)
Amounts disclosed in this column for fiscal 2009 differ from the previously reported amounts for that fiscal year because they have been revised to reflect aggregate grant date fair values of equity awards awarded during fiscal 2009 in accordance with FASB ASC Topic 718. The amounts originally reported for fiscal 2009 reflected the dollar amount of expense recognized for financial statement reporting purposes for fiscal 2009.

(5)
The amounts listed in this column for fiscal 2011 reflect the cash awards paid to the NEOs under the ECP and the Policy for fiscal 2011 performance, as further described in the "Compensation Discussion and Analysis" section of this proxy statement and the "Grants of Plan-Based Awards—Fiscal 2011" table below. The amounts listed in this column for fiscal 2010 and 2009 reflect the cash awards paid to the NEOs under the Policy for performance in those fiscal years.

(6)
Consists of the employer contribution made on behalf of each of these officers to our qualified retirement plan as well as automobile, membership, estate/financial planning and medical allowances described in the "Compensation Discussion and Analysis" section of this proxy statement.

(7)
Mr. Burdick's fiscal 2011 base salary was increased from $283,500 to $400,000 effective April 1, 2011 as a result of his promotion from Corporate Controller to CFO.

(8)
Mr. Pagenkopf has served as President of Engineering and Consulting Services since September 2009.

        The following table provides information on stock option, performance share and cash-based performance awards in fiscal 2010 to each of our NEOs. There can be no assurance that the Grant Date Fair Value, as listed in this table, of the Stock Awards and Option Awards will ever be realized. These Grant Date Fair Value amounts also are included in the "Stock Awards" and "Option Awards" columns of the Summary Compensation table.

Grants of Plan-Based Awards—Fiscal 2011

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options(3) (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards						Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dan L. Batrack	(1)	—	882,000	1,484,700
	11/12/10									100,000	23.48	890,954
	11/12/10				—	25,000	35,000	25,000	(2)			587,000
Steven M. Burdick	(1)	—	300,000	504,000
	11/12/10									16,750	23.48	149,235
	11/12/10				—	3,300	4,620	3,300	(2)			77,484
James R. Pagenkopf	(1)	—	225,000	378,000
	11/12/10									32,244	23.48	287,279
	11/12/10				—	6,451	9,031	6,451	(2)			151,469
Douglas G. Smith	(1)	—	254,250	427,140
	11/12/10									20,431	23.48	182,031
	11/12/10				—	4,087	5,722	4,087	(2)			95,963
Ronald J. Chu	(1)	—	225,000	378,000
	11/12/10									32,951	23.48	293,578
	11/12/10				—	6,592	9,229	6,592	(2)			154,780

(1)
This row represents the possible annual cash incentive awards under the ECP and the Policy for fiscal 2011, which are further described above in the "Compensation Discussion and Analysis" section of this proxy statement. The actual award payments, as determined by the Compensation Committee on November 12, 2010, are included in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. The target and maximum values are calculated by multiplying: (i) 120% and 202%, respectively, by Mr. Batrack's annual base salary; and (ii) 75% and 126%, respectively, by Messrs. Burdick, Pagenkopf, Smith and Chu's respective annual base salaries, as in effect at the end of fiscal 2011. The Policy for fiscal 2011 did not contain a threshold value.

(2)
The amounts shown in these rows reflect, in share amounts, the threshold, target and maximum potential awards of performance shares granted under the EIP in accordance with the Policy. Vesting is performance based over a three-year period and is completely at risk. The number of shares that vest, from 0% to 140% of the installment, is based on the growth in our Adjusted EPS. Accordingly, there is no threshold value. Vesting is further described in the "Compensation Discussion and Analysis" section of this proxy statement.

(3)
These stock option awards were granted under the EIP. The options vest as to 25% of the shares subject to the options on each of the first through fourth anniversaries of the grant date. The options have a maximum term of eight years subject to earlier termination upon cessation of service. The exercise price of each option may be paid in cash or in shares of common stock valued at the closing price on the exercise date, or may be paid with the proceeds from a same-day sale of the purchased shares.

(4)
These awards will vest in full and, if applicable, become immediately exercisable in the event of a change in control, as defined in each NEO's change in control agreement. We refer you to "Potential Payments Upon Termination or Change in Control" table below for further information.

        The following table shows the number of our common shares covered by exercisable and unexercisable stock options and the number of unvested performance shares held by our NEOs as of October 2, 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)*
Dan L. Batrack	5,200	—	19.55	1/15/12	(1)
	2,250	—	11.80	1/20/13	(2)
	30,000	—	24.56	1/20/14	(3)
	15,413	—	15.79	1/18/15	(4)
	15,000	—	18.07	3/6/14	(5)
	40,000	—	17.71	12/5/14	(6)
	30,000	10,000	23.68	11/16/15	(7)
	25,000	25,000	16.98	11/14/16	(8)
	17,500	52,500	25.55	11/13/17	(9)
	—	100,000	23.48	11/12/18	(10)
						4,166	(11)	78,071
						5,000	(8)	93,700
						20,000	(12)	374,800
						26,666	(13)	499,721
Steven M. Burdick	25,000	—	18.07	3/6/14	(5)
	16,750	—	17.71	12/5/14	(6)
	12,563	4,187	23.68	11/16/15	(7)
	8,376	8,374	16.98	11/14/16	(8)
	4,188	12,562	25.55	11/13/17	(9)
	—	16,750	23.48	11/12/18	(10)
						1,000	(11)	18,740
						2,200	(12)	41,228
						3,520	(13)	65,965
James R. Pagenkopf	3,000	—	19.55	3/7/13	(1)
	4,000	—	24.56	1/20/14	(3)
	1,500	—	18.07	3/6/14	(5)
	4,000	—	17.71	12/5/14	(6)
	6,000	2,000	23.68	11/16/15	(7)
	4,000	4,000	16.98	11/14/16	(8)
	2,500	7,500	25.55	11/13/17	(9)
	—	32,444	23.48	11/12/18	(10)
						2,200	(12)	41,228
						6,881	(13)	128,950
Douglas G. Smith	6,485	—	17.71	12/5/14	(6)
	16,050	5,350	23.68	11/16/15	(7)
	4,625	9,250	16.98	11/14/16	(8)
	6,080	18,238	25.55	11/13/17	(9)
	—	20,431	23.48	11/12/18	(10)
						1,233	(11)	23,106
						3,242	(12)	60,755
						5,000	(7)	93,700
						4,359	(13)	81,688
Ronald J. Chu	5,000	—	18.54	11/13/14	(14)
	5,000	—	17.71	12/5/14	(6)
	7,500	2,500	23.68	11/16/15	(7)
	8,876	8,874	16.98	11/14/16	(8)
	7,354	22,059	25.55	11/13/17	(9)
	—	32,951	23.48	11/12/18	(10)
						1,166	(11)	21,851
						3,922	(12)	73,498
						7,391	(13)	138,507

*
The market value of the unvested performance shares is calculated by multiplying the number of shares that have not vested by the closing price of our common stock at September 30, 2011 (the last business day of our fiscal year), which was $18.74.

Vesting Schedule for Outstanding Stock Options and Unvested Performance Shares

Note	Grant Dates	Vesting Dates
(1)	1/15/02	25% on 1/15/03; pro-rata monthly for next 36 months
(2)	1/20/03	25% on 1/20/04; pro-rata monthly for next 36 months
(3)	1/20/04	25% on 1/20/05; pro-rata monthly for next 36 months
(4)	1/18/05	25% on 1/18/06; pro-rata monthly for next 36 months
(5)	3/6/06	25% on 3/6/07; 25% annually for next 3 years
(6)	12/5/06	25% on 12/5/07; 25% annually for next 3 years
(7)	11/16/07	25% on 11/16/08; 25% annually for next 3 years
(8)	11/14/08	25% on 11/14/09; 25% annually for next 3 years
(9)	11/13/09	25% on 11/13/10; 25% annually for next 3 years
(10)	11/20/10	25% on 11/12/11; 25% annually for next 3 years
(11)	11/16/07	Annually over 3 years based on Adjusted EPS growth, as further described in "Compensation Discussion and Analysis"
(12)	11/14/08	Annually over 3 years based on Adjusted EPS growth, as further described in "Compensation Discussion and Analysis"
(13)	11/13/09	Annually over 3 years based on Adjusted EPS growth, as further described in "Compensation Discussion and Analysis"
(14)	11/13/06	25% on 11/13/07; 25% annually for next 3 years

        Outstanding options under the EIP have a maximum term of eight years measured from the applicable grant date. Outstanding options under our earlier plans have a maximum term of ten years measured from the applicable grant date. All options are subject to earlier termination in the event of the optionee's cessation of service with us. The exercise price for each outstanding option is equal to the closing price per share of common stock on the grant date.

        The following table shows the number of shares acquired by each of the NEOs during fiscal 2011 through stock option exercises and vesting of performance shares. The table also presents the value realized upon such exercises and vesting, as calculated, in the case of stock options, based on the difference between the market price of our common stock at exercise and the option exercise price, and as calculated, in the case of performance shares, based on the closing price per share of our common stock on the NASDAQ Global Select Market on the vesting date.

Options Exercised and Stock Vested—Fiscal 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Vested (#)	Value Realized on Vesting ($)
Dan L. Batrack	48	170	21,333	496,785
Steven M. Burdick	—	—	3,740	86,590
James R. Pagenkopf	3,750	13,313	1,100	25,828
Douglas G. Smith	—	—	9,861	226,414
Ronald J. Chu	—	—	3,129	73,329

        The following table shows each NEO's contributions and earnings during fiscal 2011 and account balance as of October 2, 2011, under the Deferred Compensation Plan.

Nonqualified Deferred Compensation—Fiscal 2011

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals or Distributions	Aggregate Balance at Last Fiscal Year-end ($)(4)
Dan L. Batrack	480,000	—	7,245	—	1,123,176
Steven M. Burdick	92,308	—	(13,352)	—	379,108
James R. Pagenkopf	51,808	—	(8,232)	—	173,507
Douglas G. Smith	197,100	—	(10,642)	—	752,727
Ronald J. Chu	74,019	—	(14,097)	—	406,424

(1)
These amounts were included in the "Salary" column of the Summary Compensation Table.

(2)
We did not make any contributions to the Deferred Compensation Plan during fiscal 2011.

(3)
None of the amounts is included in the Summary Compensation Table because plan earnings were not preferential or above-market.

(4)
None of the amounts is included in Summary Compensation Table because we did not make any contributions to the Deferred Compensation Plan during fiscal 2011.

        The Deferred Compensation Plan is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a percentage of their base salary and/or bonuses in a manner similar to the way in which our 401(k) plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Internal Revenue Code. The Deferred Compensation Plan is designed to comply with Internal Revenue Code Section 409A. As required by applicable law, participation in the Deferred Compensation Plan is limited to a group of our management employees, which group includes each of our NEOs.

        Amounts deferred by each participant pursuant to the Deferred Compensation Plan are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the Deferred Compensation Plan are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the measurement funds selected by the Deferred Compensation Plan Committee and elected by a participant. Currently, the measurement funds consist of the following: UIF Emerging Markets Equity, INVESCO VI International Growth: SI; INVESCO VI Real Estate; Fidelity VIP Contrafund; Fidelity VIP Index 500; Fidelity VIP Midcap; Janus Aspen Series Forty; Mainstay Midcap Core; Mainstay VP Cash Management; Mainstay VP Hi Yield Corp Bond; Pimco Total Return; Royce Micro Cap: IC; T. Rowe Price Equity Income; and T. Rowe Price Personal Strategy Bal. In addition, we may credit additional matching amounts to a participant's account for any plan year as determined by the Compensation Committee, including a matching contribution on deferrals over the IRS limitation on compensation that may be taken into account under our 401(k) plan. Distributions are made in accordance with elections filed by participants.

Potential Payments Upon Termination or Change in Control

        None of our NEOs have an employment agreement with us. Their employment may be terminated at any time at the discretion of the Board of Directors.

        We have entered into a change in control agreement with each of our NEOs. The term of these agreements is five years. The agreements provide that if the NEO's employment is terminated by us without cause or by the NEO with good reason, in each case, in connection with or within two years of a change in control that occurs during the term of the agreement, we will pay or provide the following severance benefits:

    •
    Severance pay equal to two times (in the case of Mr. Batrack) and one times (in the case of our other NEOs) the sum of the NEO's base salary and target bonus for the year of termination (regardless of actual performance);

    •
    A pro-rata target bonus for the year of termination (regardless of actual performance), based on the number of days the NEO worked during the year; and

    •
    For a period of one year (two years in the case of Mr. Batrack) immediately following the termination, the NEO and his or her dependents will be provided with medical benefits substantially similar to those provided immediately prior to the date of termination at no greater cost to the NEO than such costs immediately prior to such termination date.

        Under the terms of the change in control agreements, if an NEO's employment is terminated due to his or her death or disability, in each case, within two years of a change in control that occurs during the term of the agreement, we will pay a pro-rata target bonus for the year of termination, based on the number of days the NEO worked during the year.

        Each NEO will also be paid or provided with any unpaid base salary, accrued vacation and unreimbursed expenses through the date of his employment termination, together with any benefits to which the NEO is entitled under our benefits programs.

        In addition, upon the occurrence of a change in control, all outstanding unvested stock options and performance shares held by the NEOs will vest (regardless of whether any applicable performance targets have been met), subject to their remaining employed by us on such change in control date.

        The payments and benefits described above will be reduced to the extent that they would result in triggering excise taxes under Section 4999 of the Internal Revenue Code (or be within $1,000 of doing so), unless the NEO would be better off by at least $50,000 on an after-tax basis, after taking into account all taxes and receiving the full amount of the payments and benefits. In that case, the payment and benefits would not be reduced. In no event are we obligated to provide any tax gross-up or similar payment to cover any NEO's Section 4999 excise tax.

        A "change in control" for purposes of the change in control agreements generally consists of one or more of the following events:

    •
    An acquisition by any person of beneficial ownership of securities representing 50% or more of the combined voting power of our voting securities (on one date or during any 12-month period);

    •
    The consummation of a merger, reorganization or consolidation, if our stockholders (together with any trustee or fiduciary acquiring securities under any benefit plan) do not own more than 50% of the combined voting power of the merged company's then-outstanding securities (other than a recapitalization in which no person acquires more than 50% of the combined voting power of our outstanding securities);

    •
    During any two consecutive years, individuals who at the beginning of such period constitute the board cease to constitute at least a majority of the board (excluding any board member whose appointment is approved by at least a majority of the then-incumbent directors, other than in connection with an actual or threatened proxy contest); or

    •
    A sale of all or substantially all of our assets (other than a sale to an entity in which our stockholders own 50% or more of the voting securities of such entity).

        A termination for "good reason" for purposes of the change in control agreements generally includes any of the following actions by us in connection with or following a change in control:

    •
    A material diminution of the NEO's base salary, annual bonus opportunity or both;

    •
    A material diminution in the NEO's authority, duties or responsibilities;

    •
    A material diminution in the authority, duties or responsibilities of the supervisor to whom the NEO is required to report;

    •
    A material diminution in the budget over which the NEO retains authority; or

    •
    A material change in the geographic location at which the NEO officer must perform his services.

        An NEO officer will only be entitled to terminate his employment for good reason if he has provided us with notice of the occurrence of a condition described above within 60 days of its initial existence and we have failed to remedy such condition within 30 days after receipt of the notice.

        A termination for "cause" means:

    •
    The willful and continued failure of the NEO to perform substantially his duties (other than a failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the NEO by the board of directors or chief executive officer; or

    •
    The willful engaging by the NEO in illegal conduct or gross misconduct that is materially and demonstrably injurious to the company.

Assumptions Regarding the Tables

        The tables below were prepared as though a change in control occurred on October 2, 2011 (the last day of our most recent fiscal year), and each of our NEO's employment was terminated on this date. For purposes of any calculations involving equity awards, we have used the closing share price of our common stock on September 30, 2011 (the last business day of our fiscal year), which was $18.74. We are required by the SEC to use these assumptions. However, the NEOs' employment was not terminated on October 2, 2011, and a change in control did not occur on this date. As a result, there can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption used in this disclosure is not correct in fact. All amounts set forth below are estimates only.

  Equity Award Assumptions

    •
    Stock options that become vested due to a change in control are valued based on their option spread (i.e, the difference between the fair market value of a share of common stock at the time of the change in control and the exercise price).

    •
    The value of restricted shares that vest upon a change in control are taken into account at full fair market value.

  Annual Bonus Assumption

    •
    Given that each of the NEO's employment has been deemed to have been terminated on the last day of the fiscal year, any annual bonus with respect to such year would have been earned as of such date under the terms of our bonus program. As such, no amounts with respect to pro-rated bonuses have been included in the tables below.

Dan L. Batrack

	Termination Without Cause or With Good Reason ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	3,234,000	—	—	—
Pro-Rated Bonus	—	—	—	—
Benefit Continuation(3)	36,000	—	—	—
Accelerated Vesting of Unvested Stock Options(4)	105,250	105,250	105,250	105,250
Accelerated Vesting of Unvested Performance Shares(4)	1,046,292	1,046,292	1,046,292	1,046,292
Golden Parachute Cut-back (if any)	—	—	—	—

Total	4,421,542	1,151,542	1,151,542	1,151,542

(1)
The only cash compensation payable is the pro-rated bonus. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
The executive is also entitled to 24 months of company-paid health care coverage if terminated without cause or with good reason following a change in control.

(4)
Does not include the value associated with options to purchase our common stock and performance shares that were vested as of October 2, 2011. See "Outstanding Equity Awards at 2011 Fiscal Year-End" for information regarding outstanding vested stock options.

Steven M. Burdick

	Termination Without Cause or With Good Reason ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	700,000	—	—	—
Pro-Rated Bonus	—	—	—	—
Benefit Continuation(3)	18,000	—	—	—
Accelerated Vesting of Unvested Stock Options(4)	35,255	35,255	35,255	35,255
Accelerated Vesting of Unvested Performance Shares(4)	125,933	125,933	125,933	125,933
Golden Parachute Cut-back (if any)	—	—	—	—

Total	879,188	161,188	161,188	161,188

(1)
The only cash compensation payable is the pro-rated bonus. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
The executive is also entitled to 12 months of company-paid health care coverage if terminated without cause or with good reason following a change in control.

(4)
Does not include the value associated with options to purchase our common stock and performance shares that were vested as of October 2, 2011. See "Outstanding Equity Awards at 2011 Fiscal Year-End" for information regarding outstanding vested stock options.

James R. Pagenkopf

	Termination Without Cause or With Good Reason ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	525,000	—	—	—
Pro-Rated Bonus	—	—	—	—
Benefit Continuation(3)	18,000	—	—	—
Accelerated Vesting of Unvested Stock Options(4)	16,840	16,840	16,840	16,840
Accelerated Vesting of Unvested Performance Shares(4)	170,178	170,178	170,178	170,178
Golden Parachute Cut-back (if any)	—	—	—	—

Total	730,018	187,018	187,018	187,018

(1)
The only cash compensation payable is the pro-rated bonus. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
The executive is also entitled to 12 months of company-paid health care coverage if terminated without cause or with good reason following a change in control.

(4)
Does not include the value associated with options to purchase our common stock and performance shares that were vested as of October 2, 2011. See "Outstanding Equity Awards at 2011 Fiscal Year-End" for information regarding outstanding vested stock options.

Douglas G. Smith

	Termination Without Cause or With Good Reason ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	593,250	—	—	—
Pro-Rated Bonus	—	—	—	—
Benefit Continuation(3)	18,000	—	—	—
Accelerated Vesting of Unvested Stock Options(4)	38,943	38,943	38,943	38,943
Accelerated Vesting of Unvested Performance Shares(4)	259,249	259,249	259,249	259,249
Golden Parachute Cut-back (if any)	—	—	—	—

Total	909,442	298,192	298,192	298,192

(1)
The only cash compensation payable is the pro-rated bonus. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
The executive is also entitled to 12 months of company-paid health care coverage if terminated without cause or with good reason following a change in control.

(4)
Does not include the value associated with options to purchase our common stock and performance shares that were vested as of October 2, 2011. See "Outstanding Equity Awards at 2011 Fiscal Year-End" for information regarding outstanding vested stock options.

Ronald J. Chu

	Termination Without Cause or With Good Reason ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	525,000	—	—	—
Pro-Rated Bonus	—	—	—	—
Benefit Continuation(3)	18,000	—	—	—
Accelerated Vesting of Unvested Stock Options(4)	37,360	37,360	37,360	37,360
Accelerated Vesting of Unvested Performance Shares(4)	233,856	233,856	233,856	233,856
Golden Parachute Cut-back (if any)	—	—	—	—

Total	814,216	271,216	271,216	271,216

(1)
The only cash compensation payable is the pro-rated bonus. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
The executive is also entitled to 12 months of company-paid health care coverage if terminated without cause or with good reason following a change in control.

(4)
Does not include the value associated with options to purchase our common stock and performance shares that were vested as of October 2, 2011. See "Outstanding Equity Awards at 2011 Fiscal Year-End" for information regarding outstanding vested stock options.

Confidentiality

        Each of our NEOs has agreed to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during and after his or her employment with us.

Certain Transactions with Related Persons

        We did not have any related person transactions in fiscal 2011.

Review, Approval or Ratification of Transactions with Related Persons

        Our Board of Directors has adopted a written related person transactions policy. Under the policy, the Audit Committee (or other committee designated by the Nominating and Corporate Governance Committee) reviews transactions between us and "related persons." For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock, in each case, since the beginning of the last fiscal year, and their immediate family members.

        The policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

    •
    Employment-related compensation to executive officers that is determined by the Compensation Committee;

    •
    Compensation to non-employee directors that is reported in our proxy statement;

    •
    Transactions with another company at which:

    •
    the related person's only relationship is as a beneficial owner of less than 10% of that company's shares or as a limited partner holding interests of less than 10% in such partnership; or

      •
      the related person is the beneficial owner of less than a majority interest in that company if the related person is solely related to us because of his or her beneficial ownership of greater than 5% of our common stock;
    •
    Transactions where the related person's interest arises solely from the ownership of publicly traded securities issued by us and all holders of such securities receive proportional benefits;

    •
    Transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

    •
    Transactions where the rates or charges involved are determined by competitive bids;

    •
    Transactions involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

    •
    Ordinary course of business travel and expenses, advances and reimbursements; and

    •
    Payments made pursuant to (i) directors' and officers' insurances policies; (ii) our certificate of incorporation or bylaws; and/or (iii) any policy, agreement or instrument previously approved by our Board of Directors, such as indemnification agreements.

        Related person transactions that do not fall into one of the above categories must be reviewed by our Disclosure Committee, which consists of an internal team of senior representatives from our finance, accounting, legal, human resources, tax, treasury, investor relations and information technology departments. The Disclosure Committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee (or other designated committee). Transactions may also be identified through our Code of Business Conduct, our quarterly certification process or our other policies and procedures and reported to the Audit Committee (or other designated committee). The Disclosure Committee will review the material facts of all related person transactions and either approve, ratify, rescind, or take other appropriate action (in its discretion) with respect to the transaction.

REPORT OF THE AUDIT COMMITTEE

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Tetra Tech specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, but the Audit Committee is not responsible for preparing the Company's financial statements or auditing those financial statements, which are the responsibilities of management and the independent auditors, respectively.

        The Audit Committee has reviewed with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, the matters that are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has also discussed with the Company's internal auditors and PricewaterhouseCoopers LLP the overall scope and plan for their respective audits. The Audit Committee meets regularly with the internal auditors and independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In the context of the foregoing, the Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended October 2, 2011 with management. In connection with that review, management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also reviewed management's report on its assessment of internal controls over financial reporting, as required under the Sarbanes-Oxley Act of 2002. In its report, management provided a positive assertion that internal controls over financial reporting were in place and operating effectively as of October 2, 2011.

        The Audit Committee has discussed the consolidated financial statements with PricewaterhouseCoopers LLP and it has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), adopted by the PCAOB in Rule 3200T. The Audit Committee has also received a letter from PricewaterhouseCoopers LLP regarding its independence from the Company as required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), has discussed with PricewaterhouseCoopers LLP the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PricewaterhouseCoopers LLP. In reliance upon the foregoing, the Audit Committee has determined that PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act of 1933 and the regulations thereunder adopted by the Securities and Exchange Commission and the PCAOB.

        Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 2, 2011, for filing with the Securities and Exchange Commission.

                      Submitted by the Audit Committee
                      Hugh M. Grant,                       Chairperson
                      J. Christopher Lewis
                      J. Kenneth Thompson

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

        Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in our proxy materials relating to our 2013 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received no later than September 13, 2012. Such proposals should be delivered to Tetra Tech, Inc., Attn: Secretary, 3475 E. Foothill Boulevard, Pasadena, California 91107.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

        Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of Tetra Tech, Inc. not less than 60 nor more than 90 days prior to the anniversary of the date on which we mailed our proxy materials for our immediately preceding annual meeting of stockholders (as specified in our proxy materials for our immediately preceding annual meeting of stockholders). To be timely for the 2013 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received by the Secretary at our principal executive offices on or between October 13, 2012 and November 12, 2012. However, in the event that the annual meeting is called for a date that is not within 30 days of the anniversary of the date on which the immediately preceding annual meeting of stockholders was called, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the date on which public announcement of the date of the annual meeting is first made. The public announcement of an adjournment of an annual meeting of stockholders will not commence a new time period for the giving of a stockholder's notice as provided above. A stockholder's notice to the Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

        The proxy solicited by the Board for the 2013 Annual Meeting of Stockholders will confer discretionary authority to vote on (i) any proposal presented by a stockholder at that meeting for which we have not been provided with notice on or prior to November 12, 2012; and (ii) on any proposal made in accordance with the bylaw provisions, if the related proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.

PROXY SOLICITATION AND COSTS

        We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, we have retained The Proxy Advisory Group, LLC to act as a proxy solicitor in conjunction with the annual meeting. We have agreed to pay that firm $7,500, plus reasonable out-of-pocket expenses, for proxy solicitation services. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

STOCKHOLDERS SHARING THE SAME ADDRESS

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice of

Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces our printing costs and postage fees.

        Once again this year, a number of brokers with account holders who beneficially own our common stock will be householding our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions has been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (800) 542-1061, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials, you may write or call the Investor Relations Department at Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107, Attention: Investor Relations, telephone (626) 351-4664.

        Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding.

FORM 10-K

        WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 2, 2011, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: TETRA TECH, INC., 3475 E. FOOTHILL BOULEVARD, PASADENA, CALIFORNIA 91107, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.TETRATECH.COM.

 OTHER MATTERS

        Our Board of Directors knows of no other matters to be presented for stockholder action at the 2012 annual meeting. However, if other matters properly come before the meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Janis B. Salin Senior Vice President, General Counsel and Secretary

Pasadena, California
January 11, 2012

Appendix A

TETRA TECH, INC.
2005 EQUITY INCENTIVE PLAN
(As Amended Through November 7, 2011)

ARTICLE I
PURPOSE

        1.1    Purpose.    The purpose of the Tetra Tech, Inc. 2005 Equity Incentive Plan, as amended (the "Plan"), is to promote the interests of Tetra Tech, Inc. (the "Company") and its stockholders by enabling the Company to offer Participants an opportunity to acquire an equity interest in the Company so as to better attract, retain, and reward its Service Providers and, accordingly, to strengthen the mutuality of interests between Participants and the Company's stockholders by providing Participants with a proprietary interest in pursuing the Company's long-term growth and financial success. This Plan is a complete amendment and restatement, as set forth herein, of the Tetra Tech, Inc. 2002 Stock Option Plan (the "2002 Plan"). Capitalized terms used in this Plan but not defined herein will have the meanings set forth in the Appendix.

ARTICLE II
SHARE LIMITS

        2.1    Shares Subject to the Plan.

          (a)    Share Reserve.    Subject to adjustment under Section 2.3 of the Plan, the sum of Nine Million (9,000,000) Shares plus the number of remaining Shares under the 2002 Plan (not subject to outstanding Awards and not delivered out of Shares reserved thereunder) as of March 6, 2006 (the date of the initial stockholder approval of the Plan) shall be reserved for issuance pursuant to Awards made under the Plan. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.

          (b)    Shares Counted Against Limitation.    Except for cancelled or forfeited Shares and Shares settled in cash, as more fully set forth in subsection (c) below, the Plan is intended to restrict the "recycling" of Shares back into the Plan. This means that Shares exchanged or withheld to pay the purchase or exercise price of an Award (including Shares withheld to satisfy the exercise price of a Stock Appreciation Right settled in stock) or to satisfy tax withholding obligations count against the numerical limits of the Plan.

          (c)    Lapsed Awards.    If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part, then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

          (d)    Limitation on Full-Value Awards.    Not more than Two Million (2,000,000) of the total number of Shares reserved for issuance under the Plan (as adjusted under Section 2.3) may be granted or sold as Awards of Restricted Stock, Restricted Stock Units, unrestricted grants of Shares and other Awards ("Full-Value Awards") whose intrinsic value is not solely dependent on appreciation in the price of Shares after the date of grant. Options and Stock Appreciation Rights shall not be subject to, and shall not count against, the limit described in the preceding sentence. If a Full-Value Award expires, is forfeited or otherwise lapses as described in Section 2.1(c), the Shares that were subject to the Award shall be restored to the total number of Shares available for grant, issuance or sale as Full-Value Awards.

          (e)    Substitute Awards.    The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of another company (an "Acquired Company") in connection with a merger or consolidation of such Acquired Company with the Company or the acquisition by the Company of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Sections 2.1(a) and 2.2.

        2.2    Individual Share Limit.    In any Tax Year, no Service Provider shall be granted Awards with respect to more than One Million (1,000,000) Shares. The limit described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code, except that the limit shall apply to all Service Providers.

          (a)    Awards not Settled in Shares.    If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.

          (b)    Canceled Awards.    Any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant set forth in this Section 2.2.

        2.3    Adjustments.

          (a)   In the event that there is any dividend or distribution payable in Shares, or any stock split, reverse stock split, combination or reclassification of Shares, or any other similar change in the number of outstanding Shares, then the maximum aggregate number of Shares available for Awards under Section 2.1 of the Plan, the maximum number of Shares issuable to a Service Provider under Section 2.2 of the Plan, and any other limitation under this Plan on the maximum number of Shares issuable to an individual or in the aggregate shall be proportionately adjusted (and rounded down to a whole number) by the Committee as it deems equitable in its discretion to prevent dilution or enlargement of the rights of the Participants. The Committee's determination with respect to any such adjustments shall be conclusive.

          (b)   In the event that there is any extraordinary dividend or other distribution in respect of the Shares, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, spin-off or other extraordinary event, then the Committee shall make provision for a cash payment, for the substitution or exchange of any or all outstanding Awards or a combination of the foregoing, based upon the distribution or consideration payable to holders of the Shares in respect of such event or on such other terms as the Committee otherwise deems appropriate. The Committee shall value Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, Stock Appreciation Rights or similar stock rights, may base such settlement solely upon the excess if any of the per Share amount payable upon or in respect of such event over the exercise price of the Award.

ARTICLE III
ADMINISTRATION OF THE PLAN

        3.1    Administration.    The Plan shall be administered and interpreted by the Committee. The Committee shall consist of two or more members of the Board who are "outside directors" as defined under Section 162(m) of the Code and "non-employee directors" as defined under Rule 16b-3 under the Exchange Act.

        3.2    Authority of Committee.    The Committee has the sole authority, subject to the provisions of the Plan, to (i) select the employees and other individuals to receive Awards under the Plan, (ii) determine the type, size and terms of the Awards to be made to each individual selected, (iii) determine the Fair Market

Value, (iv) determine the time when the Awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting and the acceleration of exercisability and vesting with respect to each individual selected, (v) make such adjustments or modifications to Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs and (vi) deal with any other matter arising under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. All powers of the Committee shall be executed in its sole discretion and need not be uniform as to similarly situated individuals.

        3.3    Committee Manner of Action.    Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (i) a majority of the members of a Committee shall constitute a quorum, and (ii) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

        3.4    Responsibility of Committee.    No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee of the Company. The Company shall indemnify members of the Committee and any employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties under the Plan, except in circumstances involving his or her bad faith, gross negligence or willful misconduct.

        3.5    Compliance with Applicable Law.    The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as "deferred compensation" for purposes of Section 409A of the Code, as determined by the Committee, or if an Award is subject to Section 409A, in a manner that complies with Section 409A. Notwithstanding the foregoing, the failure to satisfy the requirements of Section 409A or Section 162(m) with respect to the grant of an Award under the Plan shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter.

ARTICLE IV
PARTICIPATION

        4.1    Participants.    All Service Providers of the Company or any Subsidiary are eligible to participate in the Plan. Incentive Stock Options may be granted only to Employees. Consistent with the purposes of the Plan, the Committee shall have exclusive power to select the Service Providers who may participate in the Plan ("Participants"). Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion, and designation as a person to receive Awards in any year shall not require the Committee to designate such a person as eligible to receive Awards in any other year.

 ARTICLE V
VESTING AND PERFORMANCE OBJECTIVES

        5.1    General.    The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of clauses (i) and (ii), as determined by the Committee.

        5.2    Period of Absence from Providing Substantial Services.    To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement provides otherwise.

        5.3    Performance Objectives.

          (a)    Possible Performance Objectives.    Any Performance Objective shall relate to the Participant's performance for the Company or the Company's business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. The Performance Objectives with respect to any Award may be one or more of the following objectives, as established by the Committee in its sole discretion:

      •
      Achieving a target level of revenue and/or revenue, net of subcontractor costs;

      •
      Achieving a target level of income from operations;

      •
      Achieving a target level of net income;

      •
      Achieving a target level of earnings per share;

      •
      Achieving a target return on the Company's capital, assets or stockholders' equity;

      •
      Maintaining or achieving a target level of appreciation in the price of the Shares;

      •
      Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

      •
      Achieving a level of Share price, earnings or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

      •
      Achieving specified reductions in costs;

      •
      Achieving specified improvements in collection of outstanding accounts receivable or specified reductions in write-offs;

      •
      Achieving a target days sales outstanding (DSO) level; and

      •
      Achieving a target level of cash flow from operations.

          (b)    Stockholder Approval of Performance Objectives.    The list of possible Performance Objectives set forth in Section 5.3(a), above, and the other material terms of Awards of Restricted Stock or Restricted Stock Units that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, shall be subject to reapproval by the Company's stockholders at the first stockholder meeting that occurs in 2011. No Award of Restricted Stock or Restricted Stock Units that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be made after that meeting unless stockholders have reapproved the list of Performance Objectives and other material terms of such Awards, or unless the vesting of the Award is made contingent on stockholder approval of the Performance Objectives and other material terms of such Awards.

          (c)    Documentation of Performance Objectives.    With respect to any Award, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period to which the Performance Objective(s) relate(s) (or, in the case of performance periods of less than one year, in no event after 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain. Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no less than three consecutive months or greater than five consecutive years, as established by the Committee. Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).

          (d)    Committee Certification.    Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 5.3(d), approved minutes of the Committee shall be adequate written certification.

          (e)    Negative Discretion.    The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.

ARTICLE VI
STOCK OPTIONS

        6.1    Terms of Option.    Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.

        6.2    Type of Option.

          (a)   Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.

          (b)   Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

        6.3    Limitations.

          (a)    Maximum Term.    No Option shall have a term in excess of eight (8) years measured from the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 6.3(e)), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.

          (b)    Minimum Exercise Price.    Subject to Section 2.3(b), the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 6.3(e)), subject to Section 2.3(b), the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.

          (c)    Repricing Prohibited.    Except as provided in Section 2.3, the Committee shall not amend any outstanding Option to reduce its exercise price. Further, the Committee shall not, without the approval of the stockholders, cancel any Option and grant a new Option with a lower exercise price such that the effect would be the same as reducing the exercise price.

          (d)    $100,000 Limit for Incentive Stock Options.    Notwithstanding an Option's designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under this Plan, the 2002 Plan, or any other plan of the Company), such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 6.3(d), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted in accordance with the requirements of the Code.

          (e)    10% Stockholder.    For purposes of this Section 6.3, a "10% Stockholder" is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, determined under Section 424(d) of the Code.

        6.4    Form of Consideration.    The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), (c), (d) and (e) below.

          (a)    Cash Equivalent.    Consideration may be paid by cash, check or other cash equivalent approved by the Committee.

          (b)    Tender or Attestation of Shares.    Consideration may be paid by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company's reducing the number of Shares issuable upon the exercise of the Option. Shares tendered or attested to in exchange for Shares issued under the Plan may not be shares of Restricted Stock at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.

          (c)    Net-Exercise.    Consideration may be paid by having the Company retain from the Shares otherwise issuable upon the exercise of the Option a number of Shares having a Fair Market Value equal to the exercise price of the Option (a "net-exercise"). For purposes of determining the amount of the Option price satisfied by retaining Shares, such Shares shall be valued at their Fair Market Value on the date of exercise.

          (d)    Broker-Assisted Cashless Exercise.    Consideration may be paid in accordance with a cashless exercise program established with a securities brokerage firm, as approved by the Committee.

          (e)    Other Methods.    Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.

        6.5    Exercise of Option.

          (a)    Procedure for Exercise.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. Each Option shall become exercisable in four equal annual installments commencing on the first anniversary of the date of grant, or in such other installments and at such other intervals as the Committee may in any specific case otherwise determine. An Option shall be deemed exercised when the Committee receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares (in a form permitted under Section 6.4) with respect to which the Option is exercised and (iii) provision for the full satisfaction of any tax withholding obligations as provided for in Section 10.8 of the Plan.

          (b)    Termination of Relationship as a Service Provider.    Following a Participant's Termination of Service, the Participant (or the Participant's Beneficiary, in the case of Termination of Service due to death) may exercise his or her Option within such period of time as is specified in the Award Agreement, subject to the following conditions:

              (i)  An Option may be exercised after the Participant's Termination of Service only to the extent that the Option was vested as of the Termination of Service;

             (ii)  An Option may not be exercised after the expiration of the term of such Option as set forth in the Award Agreement;

            (iii)  Unless a Participant's Termination of Service is the result of the Participant's Disability, the Participant may not exercise an Incentive Stock Option more than three months after such Termination of Service;

            (iv)  If a Participant's Termination of Service is the result of the Participant's Disability, the Participant may exercise an Incentive Stock Option up to 12 months after Termination of Service; and

             (v)  After the Participant's death, his Beneficiary may exercise an Incentive Stock Option only to the extent that that the deceased Participant was entitled to exercise such Incentive Stock Option as of the date of his death.

          In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months after the Participant's Termination of Service for any reason other than Disability or death, and for 12 months after the Participant's Termination of Service on account of Disability or death.

          (c)    Rights as a Stockholder.    Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option. In the event that the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Option. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

        6.6    Repurchase Rights.    The Committee shall have the discretion to grant Options which are exercisable for unvested Shares. If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share, or (ii) the Fair Market Value per Share at the time of repurchase. The terms upon which such repurchase right shall be exercisable by the Committee (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

 ARTICLE VII
STOCK APPRECIATION RIGHTS

        7.1    Terms of Stock Appreciation Right.    The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right, except the medium of settlement, shall be as determined by the Committee and shall be stated in the Award Agreement. No Stock Appreciation Right shall have a term in excess of eight (8) years measured from the date the Stock Appreciation Right is granted. Subject to Section 2.3(b), the base price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value per Share on the date the Award is granted. All Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.

        7.2    Exercise of Stock Appreciation Right.

          (a)    Procedure for Exercise.    Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. Each Stock Appreciation Right shall become exercisable in four equal annual installments commencing on the first anniversary of the date of grant, or in such other installments and at such other intervals as the Committee may in any specific case otherwise determine. A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

          (b)    Termination of Relationship as a Service Provider.    Following a Participant's Termination of Service, the Participant (or the Participant's Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation right is vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Participant's Termination of Service for any reason other than Disability or death, and for 12 months after the Participant's Termination of Service on account of Disability or death.

          (c)    Rights as a Stockholder.    Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised. Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right. If the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, a Stock Appreciation Right are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Stock Appreciation Right between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Stock Appreciation Right. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

ARTICLE VIII
RESTRICTED STOCK

        8.1    Terms of Restricted Stock.    Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement; provided, however, that the Period of Restriction, (i) if time-based, shall be not less than three (3) years and (ii) if based on Performance Objectives, shall be not less than one (1) year. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

        8.2    Transferability.    Except as provided in this Article VIII, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

        8.3    Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

        8.4    Removal of Restrictions.    Except as otherwise provided in this Article VIII, and subject to Section 10.6, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2 1/2 months after the end of the Tax Year in which the Period of Restriction ends.

        8.5    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

        8.6    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.

          (a)   If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.

          (b)   If any such dividends or distributions are paid in cash, the Award Agreement shall specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited. In no event shall any cash dividend or distribution be paid later than two and one-half months (2 1/2 months) after the Tax Year in which the dividend or distribution becomes nonforfeitable.

        8.7    Right of Repurchase of Restricted Stock.    If, with respect to any Award, (i) a Participant's Termination of Service occurs before the end of the Period of Restriction or (ii) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost).

ARTICLE IX
RESTRICTED STOCK UNITS

        9.1    Terms of Restricted Stock Units.    Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement; provided, however, that the Period of Restriction, (i) if time-based, shall be not less than three (3) years and (ii) if based on Performance Objectives, shall be not less than one (1) year.

        9.2    Settlement of Restricted Stock Units.    Subject to Section 10.5, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2 1/2 months after the end of the Tax Year in which the Period of Restriction ends.

        9.3    Forfeiture.    If, with respect to any Award, (i) a Participant's Termination of Service occurs before the end of the Period of Restriction, or (ii) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then, except as otherwise determined by the Committee, the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company shall have no further obligation thereunder.

ARTICLE X
ADDITIONAL TERMS OF AWARDS

        10.1    Change in Control.

          (a)    Effect.    Upon the occurrence of a Change in Control (as defined below), each outstanding Award shall immediately become exercisable or payable in full (if applicable, and whether or not then exercisable), and any forfeiture and vesting restrictions thereon shall lapse. Notwithstanding the foregoing, prior to a Change in Control, to the extent consistent with the requirements of Section 409A of the Code, the Committee may determine that, upon the occurrence of a Change in Control, there shall be no acceleration of benefits under Awards or determine that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establish a different time in respect of such event for such acceleration. In that event, the Committee will make provision in connection with such transaction for the continuance of the Plan and the assumption of Options and Awards theretofore granted, or the substitution for such Options and Awards with new options and awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. In addition, the Committee may override the limitations on acceleration in this Section 10.1(a) by express provision in the Award Agreement and may accord any Participant the right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Sections 409A and 422 of the Code.

          (b)    Defined.    For purposes of this Plan, a "Change in Control" shall mean the first of the following to occur:

              (i)  the purchase or other acquisition by any Person (as defined below), directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the Company's securities, not including the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates, representing 50 percent or more on a single date or during any 12 month period of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of the Board; provided, however, that if any Person has satisfied this requirement, the acquisition of additional Company securities by the same Person shall be construed as not triggering a Change of Control; and provided further, however, that an increase in the percentage of voting securities owned by any Person as a result of a transaction in which the Company acquires its voting securities in exchange for property shall not be treated as an acquisition of the Company's voting securities for purposes of this Section 10.1(b);

             (ii)  the consummation of a reorganization, merger, or consolidation of the Company, if the Company's stockholders, in combination with any trustee or other fiduciary acquiring voting securities under an employee benefit plan of the Company or an Affiliate as part of such transaction, do not, immediately thereafter, own more than 50 percent of the combined voting power of the reorganized, merged or consolidated Company's then outstanding securities that is entitled to vote generally in the election of the directors; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50 percent of the combined voting power of the Company's then outstanding securities shall not be a Change of Control under this Section 10.1(b);

            (iii)  during any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Board") cease to constitute at least a majority of the Board (unless the reason for no longer constituting a majority of the Board is because one or more directors is not re-elected because of a failure to satisfy majority voting requirements in the Company's charter, bylaws or applicable policy); provided, that any person becoming a director of the Company subsequent to the beginning of such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company and whose appointment or election was not approved by at least a majority of the directors of the Company in office immediately before any such contest; or

            (iv)  the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity where the outstanding securities generally entitled to vote in the election of directors of the Company immediately prior to the transaction continue to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof) 50 percent or more of the combined voting power of the outstanding voting securities of such entity generally entitled to vote in such entity's election of directors immediately after such sale.

          Notwithstanding the foregoing, (x) in no event may there by more than one transaction or occurrence treated as a "Change of Control" for purposes of this Plan and (y) to the extent necessary to comply with the requirements of Section 409A of the Code, a Change in Control shall only be deemed to occur if the Change in Control is also a "change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation" within the meaning of Section 409A of the Code.

          (c)    Other Terms.    For purposes of Section 10.1(b), the following terms shall have the following meanings:

              (i)  "Affiliate" means any entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company as determined by the Board in its discretion.

             (ii)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             (v)  "Person" shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company or any of its Affiliates, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, and (iv) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

        10.2    Transferability of Awards.    Except as provided below, a Participant's rights under an Award may not be transferred or encumbered, except by will or by the laws of descent and distribution or, in the case of Awards other than Incentive Stock Options, pursuant to a qualified domestic relations order (as defined under Section 414(p) of the Code). The Committee may provide, in an Agreement for a Nonqualified Stock Option or Restricted Stock Award, for its transferability as a gift to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer and the transferred Nonqualified Stock Option or Restricted Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option or Restricted Stock Award immediately before the transfer.

        10.3    Effect of Termination of Employment or Service.    The Committee shall establish in respect of each Award granted to a Participant the effect of a termination of employment or service on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination, e.g. retirement, early retirement, termination for cause, disability or death. Notwithstanding any terms to the contrary in an Award Agreement or this Plan, the Committee may decide in its complete discretion to extend the exercise period of an Award (although not beyond the period described in Section 6.3(a)) and to accelerate the vesting or exercisability of any Award.

        10.4    No Fractional Shares.    No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash shall be paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        10.5    No Effect on Employment or Service.    Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company; nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company.

        10.6    Conditions On Delivery of Shares and Lapsing of Restrictions.    The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Committee, (ii) subject to approval of the Company's counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

        10.7    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        10.8    Withholding.    All distributions or payments made with respect to an Award shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. The Company may require a Participant to remit to it or to the subsidiary that employs a Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due to the Participant as the Company shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award by electing to have the Company withhold shares of Common Stock deliverable thereunder having a Fair Market Value that is not in excess of the minimum statutory amount of tax to be withheld.

        10.9    Other Provisions.    In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition and provisions to comply with Applicable Laws.

        10.10    Section 16 of the Exchange Act.    It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

        10.11    Not Benefit Plan Compensation.    Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's compensation for purposes of determining the Participant's benefits under any other employee benefit plans or arrangements provided by the Company, except where the Committee expressly provides otherwise in writing.

ARTICLE XI
TERM, AMENDMENT AND TERMINATION OF PLAN

        11.1    Term of Plan.    The Plan shall become effective on the Effective Date.

        11.2    Termination of the Plan.    The Plan shall terminate upon the earliest to occur of (i) the date that is 10 years after the Plan is approved by the Company's stockholders; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 11.3.

        11.3    Amendment of the Plan.    The Board or the Committee may at any time amend, alter, suspend or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

        11.4    Effect of Amendment or Termination.    Except as provided in Section 11.5 of the Plan, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        11.5    Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events.    The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (i) unusual or nonrecurring events affecting the Company (such as a capital adjustment, reorganization or merger) or the financial statements of the Company, or (ii) any changes in Applicable Laws or accounting principles. By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Option or Stock Appreciation Right.

ARTICLE XII
MISCELLANEOUS

        12.1    Governing Law.    This Plan, Awards granted hereunder and actions taken in connection with the Plan shall be governed by the laws of the State of Delaware regardless of the law that might otherwise apply under applicable principles of conflicts of laws.

        12.2    Authorization of Sub-Plans.    The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

        12.3    Expenses.    The costs of administering the Plan shall be paid by the Company.

        12.4    Severability.    If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

        12.5    Construction.    Unless the contrary is clearly indicated by the context, (i) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (ii) the use of the singular shall also include within its meaning the plural and vice versa; and (iii) the word "include" shall mean to include, but not to be limited to.

        12.6    No Trust or Fund Created.    Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company.

        12.7    Headings.    Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        12.8    Complete Statement of Plan.    This document is a complete statement of the Plan.

 APPENDIX

As used in the Plan, the following terms shall have the following meanings:

        "10% Stockholder" has the meaning set forth in Section 6.3(e).

        "2002 Plan" has the meaning set forth in Section 1.1.

        "Acquired Company" has the meaning set forth in Section 2.1(e).

        "Applicable Laws" means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

        "Award" means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.

        "Award Agreement" means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

        "Beneficiary" means the personal representative of the Participant's estate or the person(s) to whom an Award is transferred pursuant to the Participant's will or in accordance with the laws of descent or distribution.

        "Board" means the board of directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

        "Committee" means the Compensation Committee of the Board, which has been constituted by the Board to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 162(m) of the Code, and/or other Applicable Laws.

        "Company" means Tetra Tech, Inc., a Delaware corporation, or any successor thereto.

        "Consultant" means any natural person, including an advisor, engaged by the Company to render services to the Company.

        "Director" means a member of the Board.

        "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

        "Effective Date" means November 14, 2005; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company's stockholders before any compensation under the Plan is paid.

        "Employee" means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Executive Officer" means an individual who is an "executive officer" of the Company (as defined by Rule 3b-7 under the Exchange Act) or a "covered employee" under Section 162(m) of the Code.

        "Fair Market Value" means, with respect to Shares as of any date the closing sale price per share of such Shares (or the closing bid, if no sales were reported) as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, such other source as the Committee deems reliable.

        "Full-Value Awards" has the meaning set forth in Section 2.1(d).

        "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        "Nonqualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        "Option" means an option to purchase Shares that is granted pursuant to Article VI of the Plan. An Option may be an Incentive Stock Option or a Nonqualified Stock Option.

        "Participant" has the meaning set forth in Section 4.1.

        "Performance Objective" means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 5.3 of the Plan.

        "Period of Restriction" means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

        "Plan" has the meaning set forth in Section 1.1.

        "Restricted Stock" means Shares that, during a Period of Restriction, are subject to restrictions as described in Article VIII of the Plan.

        "Restricted Stock Unit" means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article IX of the Plan.

        "Service Provider" means an Employee, Director or Consultant.

        "Share" means a share of the Company's common stock.

        "Stock Appreciation Right" means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article VII of the Plan.

        "Subsidiary" means any corporation or entity in which the Company directly or indirectly controls fifty percent (50%) or more of the total voting power of all classes of its stock having voting power, as determined in accordance with the rules of Section 424(f) of the Code.

        "Tax Year" means the Company's taxable year.

        "Termination of Service" means the date an individual ceases to be a Service Provider. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy. Notwithstanding anything contained herein to the contrary, to the extent necessary to comply with Section 409A of the Code, all payments and benefits which are payable upon a termination of employment hereunder shall be paid or provided only upon those terminations of employment that constitute a "separation from service" from the Company within the meaning of Section 409A of the Code.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000119708_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Dan L. Batrack 02 Hugh M. Grant 03 Patrick C. Haden 04 J. Christopher Lewis 05 Albert E. Smith 06 J. Kenneth Thompson 07 Richard H. Truly TETRA TECH, INC. C/O COMPUTERSHARE P.O. BOX 43070 PROVIDENCE, RI 02940-3070 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To vote on a nonbinding resolution regarding executive compensation; 3 To vote on the amendment of our 2005 Equity Incentive Plan to increase the number of shares of common stock issuable under the Plan by 1,000,000 shares and increase the limitation on full-value awards by 1,000,000 shares; 4 To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2012. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000119708_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, Shareholder Letter is/are available at www.proxyvote.com . TETRA TECH, INC. Annual Meeting of Stockholders February 28, 2012, 10:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Dan L. Batrack and Janis B. Salin, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of TETRA TECH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, PST on 02/28/2012, at the The Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, CA 91101, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side